Exhibit 10.1

DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT

dated as of March 12, 2018

by and among

OREXIGEN THERAPEUTICS, INC.

as Borrower,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as DIP Administrative Agent,

and

the DIP Lenders Party Hereto

SCHEDULES

Schedule 1(A): Schedule of DIP Lenders and Commitment Amounts

Schedule 1(B): DIP Lenders’ Holdings of Prepetition Secured Notes

Schedule 2: List of First Day Motions

Schedule 3: Real Property Leases of Borrower

Schedule 4: Schedule of Intellectual Property

EXHIBITS

Exhibit A: Initial Budget

Exhibit B: Form of Notice of Borrowing

Exhibit C: Letter Agreement with Orexigen Therapeutics Ireland Limited

Exhibit D: KEIP/KERP Term Sheet

Exhibit E: Form of Administrative Questionnaire

Exhibit F: Form of Assignment and Assumption

Exhibit G: Form of U.S. Tax Compliance Exhibits

DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT

THIS DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”) is dated as of March 12, 2018, by and among OREXIGEN THERAPEUTICS, INC., a Delaware corporation, as the borrower (the “Borrower”), WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as agent (in such capacity, including any successor thereto in such capacity, the “DIP Administrative Agent”), and each of the lenders party hereto and listed on Schedule 1(A), and any Person who becomes a lender hereto after the date hereof (each a “DIP Lender”, and collectively, the “the DIP Lenders”). The Borrower, the DIP Administrative Agent, and the DIP Lenders are sometimes referred to herein individually as a “Party” and collectively as “Parties” to this Agreement.

RECITALS

WHEREAS, on the date hereof (the “Petition Date”), the Borrower filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Case,” Case No.         ) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and is continuing to operate its businesses and manage its properties as a debtor and a debtor in possession under sections 1107 and 1108 of the Bankruptcy Code.

WHEREAS, the Borrower is a party to that certain Indenture, dated as of March 21, 2016 (as amended from time to time, the “Prepetition Indenture”), among the Borrower, as borrower, and U.S. Bank National Association, as indenture trustee (the “Prepetition Trustee”) and collateral agent (the “Prepetition Collateral Agent”), pursuant to which the Borrower issued $165,000,000 in principal amount of secured notes (the “Prepetition Secured Notes”). The Borrower, the Prepetition Guarantors, and Prepetition Collateral Agent are parties to that certain Security Agreement dated as of March 21, 2016 (the “Prepetition Security Agreement”). The DIP Lenders are beneficial Holders (as defined in the Prepetition Indenture) of the Prepetition Secured Notes in the amounts set forth in Schedule 1(B). The Prepetition Indenture, the Prepetition Security Agreement and all instruments and documents executed at any time in connection therewith, shall be referred collectively as the “Prepetition Note Documents.”

WHEREAS, the Borrower has requested that the DIP Lenders enter into this Agreement to provide the Borrower with a debtor-in-possession credit facility in the principal amount of up to $70,000,000, and the DIP Lenders have agreed to provide the debtor-in-possession credit facility to the Borrower subject to, and on the terms and conditions of, (i) this Agreement, (ii) the Chapter 11 Orders (as defined below), when entered, and (iii) sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the DIP Lenders and the DIP Administrative Agent agree as follows:

AGREEMENT

ARTICLE 1 – DEFINITIONS

Section 1.1 Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the following meanings:

“363 Sale” means a sale of all or substantially all of the Borrower’s assets as approved by the 363 Sale Order.

“363 Sale Milestones” shall have the meaning given to such term in Section 5.3.

“363 Sale Order” means an order entered by the Bankruptcy Court approving the 363 Sale, which order shall be reasonably satisfactory to the DIP Administrative Agent and the Required DIP Lenders.

“Additional Funding Amount” shall have the meaning given to such term in Section 2.15.

“Adequate Protection Liens” shall have the meaning given to such term in Section 8.7(a).

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit E or another form reasonably acceptable to the DIP Administrative Agent.

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any DIP Lender, any DIP Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Parties” shall have the meaning given to such term in Section 12.1(d).

“Agreed Covenants” means except for such exceptions expressly approved by the Required DIP Lenders in writing, the following covenants (i) from the Prepetition Indenture: 4.02 (Maintenance of Office or Agency), 4.03 (Appointments to Fill Vacancies in Trustee’s Office), 4.05 (Maintenance of Existence and Maintenance of Properties), 4.07 (Stay Extension and Usury Laws), 4.09 (Further Instruments and Acts), 4.11 (Tax Matters), 4.12 (Limitation on the Incurrence of Additional Indebtedness) (provided that the DIP Facility shall be “Permitted Indebtedness” thereunder), 4.13 (Limitations on the Prepayments, Etc. of Indebtedness) (provided that the any payments made with respect to the DIP Facility or as approved by the Bankruptcy Court with the consent of the Required DIP Lenders shall not be subject to such provision), 4.14 (Restricted Payments), 4.15 (Asset Sales) (provided that the 363 Sale or any other sale approved by the Bankruptcy Court with the consent of the Required DIP Lenders shall not be subject to such provision ), 4.16 (Conduct of Business), 4.17 (Liens) (provided that the DIP Facility and the Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision), 4.18 (Limitation on Certain Restrictions on Subsidiaries) (provided that the DIP Facility and the Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision), 4.19 (Covenant to Guarantee Obligations and Give Security), 4.20 (Maintenance of Insurance), 4.21 (Notes to Rank Senior) (provided that the DIP Facility and the Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision), 4.22 (Impairment of Security Interest) (provided that the DIP Facility and the Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision), 4.23 (Security Interests; Further Assurances and Post-Closing Covenants) (provided that the DIP Facility and the Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision); and (ii) from the Prepetition Security Agreement: Sections 4.1 (Title; Consent), 4.2 (Validity of Security Interest), 4.3 (Defense of Claims) (provided that the DIP Facility and the Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision), 4.5 (Chief Executive Office; Change of Name; Jurisdiction of Organization, etc.), 4.6 (Due Authorization and Issuance), and 4.7 (Pledged Collateral) (provided that the DIP Facility and the

Liens and Super-priority Claims granted in connection with the DIP Facility shall not be subject to such provision).

“Agreement” shall have the meaning given to such term in the preamble.

“Applicable Law” means as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means, with respect to any DIP Lender at any time, fraction (expressed as a percentage) (carried out to the second decimal place) (a) the numerator of which is the sum of (i) the outstanding principal amount of such DIP Lender’s DIP Loans at such time and (ii) such DIP Lender’s New Money Loan Commitment at such time and (b) the denominator of which is the sum (i) the aggregate outstanding principal amount of all DIP Loans at such time and (ii) the aggregate amount of all New Money Loan Commitments outstanding at such time. As to each DIP Lender, if the commitment of each DIP Lender to make DIP Loans has been terminated pursuant to Section 2.1, 2.9, 2.13 or Section 9.2 or if the New Money Loan Commitments have expired, then the Applicable Percentage of each DIP Lender shall be determined based on the Applicable Percentage of such DIP Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each DIP Lender is set forth opposite the name of such DIP Lender on Schedule 1(B) or in the Assignment and Assumption pursuant to which such DIP Lender becomes a party hereto, as applicable.

“Asset Sale Incentives” shall have the meaning given to such term in the KEIP/KERP Term Sheet.

“Asset Sale Proceeds” shall have the meaning given to such term in the KEIP/KERP Term Sheet.

“Assignee” shall have the meaning given to such term in Section 12.15(b).

“Assignment and Assumption” means an assignment and assumption entered into by a DIP Lender and an assignee of such DIP Lender under Section 12.15(b) (with the consent of any party whose consent is required by Section 12.15(b)), in substantially the form of Exhibit F or any other form approved by the DIP Administrative Agent.

“Auction” means an auction of all or substantially all of the Borrower’s assets to be held in accordance with the Bidding Procedures and Bidding Procedures Order.

“Availability Period” means the period during which DIP Loans shall be available hereunder, which period shall commence on the Closing Date and end on the Maturity Date, and which availability shall be subject to all of the terms and conditions of this Agreement and the Chapter 11 Orders, including that no DIP Event of Default has occurred and is continuing,

“Avoidance Actions” means all valid claims, objections, challenges, causes of actions, or choses in action, including without limitation, claims of causes of action pursuant to sections 502(d), 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code or applicable non-Bankruptcy Law.

“Bankruptcy Case” means the voluntary Chapter 11 case to be filed by the Borrower in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on or around March 12, 2018.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Bid Deadline” shall have the meaning given to such term in Section 5.3(c).

“Bidding Procedures” means the bidding procedures governing the 363 Sale, as approved by the Bankruptcy Court pursuant to the Bidding Procedures Order and any other order of the Bankruptcy Court affecting the 363 Sale.

“Bidding Procedures Order” means an order of the Bankruptcy Court approving the Bidding Procedures for the 363 Sale, scheduling the date for an Auction of all or substantially all of the Borrower’s assets, scheduling the hearing to consider approval of the 363 Sale, establishing related objection and other deadlines, and approving related notices and forms, in form and substance satisfactory to the DIP Administrative Agent and the Required DIP Lenders.

“Borrower” shall have the meaning given to such term in the preamble.

“Borrower Materials” shall have the meaning given to such term in Section 12.1(e).

“Budget” means (i) the initial budget projecting operations for the ensuing thirteen (13) week period, including cash flow, forecasts of receipts, and disbursements, attached hereto as Exhibit A, and (ii) each weekly subsequent thirteen (13) week cash flow forecast of receipts and disbursements (in substantially the same format as the prior monthly cash flow forecast of receipts and disbursements) submitted by the Borrower to the DIP Administrative Agent no less frequently than once every two (2) weeks commencing on the Wednesday of the fourth (4th) week following the Petition Date. All references herein to the “Budget” shall mean as it is subject to the Net Receipt Permitted Deviation and the Disbursements Permitted Deviation.

“Budget Test Period” means each week, commencing on the Petition Date, during which the Borrower’s compliance with each Budget shall be tested in accordance with terms of this Agreement and the Chapter 11 Orders.

“Business Day” means (i) any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York are authorized by law to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the LIBO Rate or any Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Carve-Out” means all DIP Obligations (and the repayment thereof), Prepetition Secured Notes Protection, DIP Liens other liens and security interests, and Super-priority Claims of the DIP Administrative Agent and the DIP Lenders securing the DIP Facility and DIP Obligations shall be subject to and subordinate to a carve out for payment of (a) all fees required to be paid pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court that are (i) incurred prior to the Maturity Date, and (ii) included in the Budget for the period prior to the Maturity Date; plus (b) all fees and expenses of Professionals that are (i) incurred prior to the Maturity Date and which have not been paid prior to the Maturity Date, (ii) allowed either prior to or after the Maturity Date, and (iii) included in the amounts scheduled as “Restructuring Professional Fees Incurred” in the Budget; plus (c) all fees and expenses of Professionals incurred and allowed after the occurrence of the Maturity Date, in an amount not to exceed $3,500,000; plus (d) an amount not to exceed $500,000 to fund the Borrower’s costs and expenses (other than Professional fees and expenses included in the preceding clause (c)) to conclude the Chapter 11 Case through a plan process, structured or other case dismissal, case conversion or otherwise; plus (e) all amounts necessary to fund the Borrower’s “Key Employee Retention Plan,” pursuant to the KEIP/KERP Term Sheet (subject to and as approved by the Bankruptcy Court); plus (f) an amount necessary to fund the Operational Incentive (as defined in the KEIP/KERP Term Sheet) and Asset Sale Incentives (as defined in the KEIP/KERP Term Sheet) under the “Key Employee Incentive Plan,” equal to one percent (1%) of Asset Sale Proceeds (as defined in the KEIP/KERP Term Sheet) generated from a sale of the Borrower’s assets that generated Asset Sale Proceeds of at least $40,000,000 and not more than $80,000,000, pursuant to the KEIP/KERP Term Sheet (subject to and as approved by the Bankruptcy Court); plus (g) all fees required to be paid pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court after the Maturity Date.

“Cash Collateral” shall have the meaning given to such term in section 363(a) of the Bankruptcy Code.

“Casualty Event” means, with respect to any property (including any interest in property) of the Borrower, any loss of, damage to, destruction of, or condemnation or other taking of, such property for which Borrower receives insurance proceeds, proceeds of a condemnation award or other compensation.

“Change in Control” means any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing twenty percent (20%) or more of the combined voting power of all voting stock of the Borrower, or (b) the occurrence of a “Change in Control” or terms of similar import under any document or instrument governing or relating to Debt of or equity in such Person. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Case” shall have the meaning given to such term in the recitals.

“Chapter 11 Orders” means, collectively, the Interim DIP Order and, once entered by the Bankruptcy Court, the Final DIP Order, as the same may be amended, modified or otherwise supplemented from time to time in compliance with this Agreement.

“Closing Date” means the date on or about the Interim DIP Order Entry Date on which the specified portion of the New Money Loan Commitments is made available for borrowings under the DIP Facility, which shall be no later than three (3) Business Days after the Interim DIP Order Entry Date, subject to satisfaction (or waiver by the Required DIP Lenders and the DIP Administrative Agent) of the applicable conditions precedent set forth herein.

“Collateral” means all real and personal property of the Borrower and its estate of any kind or nature whatsoever, tangible or mixed, now existing or hereafter acquired or created, whether existing before or arising after the commencement of the Bankruptcy Case, including: (a) Accounts; (b) money of every kind; (c) Intellectual Property; (d) Chattel Paper; (e) Commercial Tort Claims; (f) Deposit Accounts; (g) Documents: (h) Electronic Chattel Paper; (i) Equipment; (j) Fixtures; (k) General Intangibles; (l) Goods; (m) Instruments; (n) Inventory; (o) Investment Property; (p) Letter-of-Credit Rights; (q) Payment Intangibles; (r) Promissory Notes; (s) Securities Entitlements; (t) Securities Accounts; (u) Software; (v) Supporting Obligations; (w) Tangible Chattel Paper; (x) all other personal property not otherwise described in clauses (a) through (w) above; and (y) all accessions to, substitutions and replacements for and proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. Notwithstanding the foregoing, the term “Collateral” and the component definitions thereof shall not include and, this Agreement shall not, at any time, constitute a grant of security interest in (i) the Excluded Capital Stock (as defined in the Prepetition Indenture) or (ii) any Excluded Avoidance Actions. For avoidance of doubt “Collateral” includes all Pledged Collateral under the Prepetition Security Agreement.

“Communications” shall have the meaning given to such term in Section 12.1(d).

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (i) all Debt of others guaranteed by such Person, (j) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (k) obligations arising under non-compete agreements, and (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of the Borrower shall include the DIP Loans.

“Debtor Party” means, collectively, the Borrower, the Prepetition Guarantors, and each corporation, partnership, limited partnership, limited liability company or other legal entity whose consent or authorization is required for the Borrower to enter into, and perform its obligations under, this DIP Facility or the Prepetition Secured Notes.

“Default” means the occurrence or existence of any event, circumstance, state of facts or condition which, but for the giving of any required notice, the expiration of any applicable grace or cure period or the satisfaction of any other condition precedent, would constitute a DIP Event of Default hereunder.

“Defaulting DIP Lender” shall have the meaning given to such term in Section 2.15.

“Deficiency” means, with respect to the Budget, if at any time the projected disbursements of the Borrower for any Budget Test Period exceeds (i) the projected net receipts to be collected for the Budget Test Period and (ii) the remaining availability of the New Money Loan Commitments.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of the Borrower.

“Designation Rights” means, with respect to any Real Property Lease, the sole, exclusive, and continuing right to select, identify and designate a Real Property Lease shall be either: (i) rejected or (ii) assumed and assigned in connection with a 363 Sale or otherwise, including, without limitation, to whom it shall be assigned (including (a) which may be a purchaser or a purchaser’s Affiliate in a 363 Sale, or (b) any designated assignment to a third party which may, at the election of the Required DIP Lenders, involve a consensual agreement with such third party to waive its claims and terminate the Real Property Lease in lieu of assigning it), and, as to which the Borrower, upon such election, shall take such actions as may be reasonably required to effectuate such termination.

“DIP Administrative Agent” shall have the meaning given to such term in the preamble.

“DIP Administrative Agent Account” means the account designated from time to time in writing as the “DIP Administrative Agent Account” by the DIP Administrative Agent to the other parties hereto.

“DIP Collateral” shall have the meaning given to such term in Section 8.1.

“DIP Event of Default” shall have the meaning given to such term in Section 9.1.

“DIP Facility” shall have the meaning given to such term in Section 2.1.

“DIP Lender” and “DIP Lenders” have the meanings given to such term in the preamble.

“DIP Lender Note” shall have the meaning given to such term in Section 2.3.

“DIP Liens” shall have the meaning given to such term in Section 8.1.

“DIP Loans” means, collectively, all New Money Loans and Roll-Up Loans.

“DIP Loan Documents” means this Agreement, any DIP Lender Notes, the Security Documents, the Fee Letter and all other documents, instruments and agreements related to the DIP Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“DIP Loan Transfer” shall have the meaning given to such term in Section 12.15(b).

“DIP Obligations” means the Borrower’s agreement to the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay) of all obligations and all fees, indemnification payments, premium and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing or existing to the DIP Lenders or the DIP Administrative Agent under this DIP Facility or any of the DIP Loan Documents, including all interest, fees, premium and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest, fees, premium or expenses are enforceable or allowed as a claim in such proceeding.

“DIP Secured Parties” means, collectively, the DIP Administrative Agent and the DIP Lenders.

“Disbursements Permitted Deviation” shall have the meaning given to such term in Section 4.2(b).

“Dollars” or “$” means the lawful currency of the United States of America.

“Eligible Subscriber” means a Person who beneficially owns (or whose affiliates beneficially own) Prepetition Secured Notes issued under the Prepetition Indenture who (x) is (or derives its interest from) a legal owner of Prepetition Notes in which such Eligible Subscriber (or its designated Affiliate (including funds under common management)) owns a beneficial interest and has executed this Agreement and (y) commits to fund its portion of the New Money Loans in the amount of its New Money Loan Commitment set forth on Schedule 1(A) or set forth on the Assignment and Assumption pursuant to which it became a party hereto.

“Excluded Avoidance Actions” shall mean all claims and causes of action pursuant to sections 545, 548, 549 and 724(a) of the Bankruptcy Code and all proceeds thereof.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any DIP Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a DIP Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such DIP Lender with respect to an applicable interest in a DIP Loan or New Money Loan Commitment pursuant to a law in effect on the date on which (i) such DIP Lender acquires such interest in the DIP Loan or New Money Loan Commitment, or (ii) such DIP Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such DIP Lender’s assignor immediately before such DIP Lender became a party hereto or to such DIP Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any withholding Taxes imposed under FATCA. It is understood and agreed, for the avoidance of doubt, that any U.S. Federal withholding tax imposed on a Foreign Lender (including an assignee or participant) as a result of a Change in Law or regulation or interpretation thereof occurring after the time such Foreign Lender became a party to this Agreement shall not be an Excluded Tax.

“Existing Primed DIP Secured Obligations” means the pre-petition obligations and Liens securing the Prepetition Secured Notes and other pre-petition secured obligations of the Borrower including foreign exchange, currency and interest rate hedged obligations.

“Extraordinary Receipt” means any cash in excess of $125,000 received by or paid to or for the account of the Borrower not in the Ordinary Course of Business, including, tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments (including in connection with any acquisition) and any purchase price adjustments (including in connection with any acquisition).

“FATCA” means sections 1471 through 1474 of the Internal Revenue Code of 1986, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code of 1986 and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code of 1986.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, between the Borrower and the DIP Administrative Agent.

“Final DIP Order” means an order of the Bankruptcy Court, satisfactory to the DIP Administrative Agent and the Required DIP Lenders in their sole discretion, approving the DIP Loan Documents and granting the Super-priority Claim status and Liens described in Article 8 on a final basis, which Final DIP Order (i) shall have been entered upon an application or motion of the Borrower satisfactory in form and substance to DIP Administrative Agent and the Required DIP Lenders in all material respects, on such prior notice to such Parties as may in each case be entitled to notice under the Bankruptcy Code, (ii) shall be in full force and effect, and (iii) shall not have been stayed, reversed, modified or amended in any respect; and, if the Final DIP Order is the subject of a pending appeal in any respect, neither the making of any DIP Loan nor the performance by the Borrower of any of its obligations hereunder or under any of the other the DIP Loan Documents or under any other instrument or agreement related thereto shall be the subject of a presently effective stay pending appeal.

“Final DIP Order Entry Date” means the date on which the Bankruptcy Court enters the Final DIP Order.

“First Day Motions” means those motions listed in Schedule 2.

“First Day Orders” means orders of the Bankruptcy Court granting the First Day Motions.

“Foreign Lender” means (i) if the Borrower is a U.S. Person, a DIP Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a DIP Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“General Intangible” means any “general intangible” as defined in Article 9 of the UCC, and any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas or other minerals before extraction, but including payment intangibles and software.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Holders” mean the beneficial holders of Prepetition Secured Notes under the Prepetition Indenture.

“Indemnified Liabilities” shall have the meaning given to such term in Section 11.2.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any DIP Loan Document and (b) to the extent not otherwise described in (a) Other Taxes.

“Indemnitee” shall have the meaning given to such term in Section 11.2.

“Intellectual Property” means with respect to any Person, all United States and foreign patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under Applicable Law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, clinical and non-clinical data, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing, including, without limitation, the Intellectual Property identified on Schedule 4 hereto.

“Interest Payment Date” means each monthly anniversary of the Closing Date until the Maturity Date. To the extent any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

“Interest Period” means each period commencing on a LIBOR Reset Date and ending on the day immediately preceding the then-next succeeding LIBOR Reset Date.

“Interim DIP Facility” shall have the meaning given to such term in Section 2.2(a).

“Interim DIP Facility Maturity Date” shall have the meaning given to such term in Section 2.2(a).

“Interim DIP Order” means an order of the Bankruptcy Court, satisfactory to the DIP Administrative Agent and the Required DIP Lenders in their sole discretion, approving, on an interim basis, the Interim DIP Facility.

“Interim DIP Order Entry Date” means the date on which the Bankruptcy Court enters the Interim DIP Order.

“Interim Period” means the period commencing on the Closing Date and ending on the earlier of the Final DIP Order Entry Date or the Maturity Date.

“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making or holding Debt (including any intercompany Debt), securities, capital contributions, loans, time deposits, advances, guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

“KEIP/KERP Term Sheet” means the term sheet attached hereto as Exhibit D.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to the Borrower, this Agreement or the DIP Facility in any particular circumstance.

“Lender Affiliated Parties” shall have the meaning given to such term in Section 12.16.

“LIBO Rate” shall mean, for any Interest Period, the greater of (i) the rate per annum determined by the DIP Administrative Agent by reference to the ICE Benchmark Administration London Interbank Offered Rate for deposits in Dollars for a term of one (1) month (as set forth on the applicable Bloomberg screen page or by such other commercially available source providing such quotations as may be designated by the DIP Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the LIBO Rate shall be the interest rate per annum determined by the DIP Administrative Agent to be the average of the rates per annum at which the DIP Administrative Agent is offered deposits in Dollars by major banks in the London interbank market in London, England at approximately 11:00 a.m., London, England time, two (2) Business Days prior to the first day of such Interest Period and (ii) 1.00% per annum.

“LIBOR Reset Date” means the Closing Date and the first Business Day of each calendar month occurring thereafter.

“Lien” means, with respect to any asset, a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction of any kind, in respect of such asset.

“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Loan Repayment Funds” shall have the meaning given to such term in Section 2.14(a).

“Major Decision” shall have the meaning given to such term in Section 12.14(b).

“Material Adverse Effect” means that the matter in question could reasonably be anticipated to materially and adversely affect (a) the Borrower’s ability to perform its obligations under any of the DIP Loan Documents, (b) the Borrower’s ability to operate in conformance with then current Budget, (c) the cash flow or marketability of the Collateral, either presently or as contemplated to be operated, constructed, used, leased or configured pursuant to Budget, (d) enforceability of any DIP Loan Document or the perfection or priority of any Lien created under any DIP Loan Document, or (e) the business operations, economic performance, assets or condition (financial or otherwise) of the Borrower; provided, that the filing or continuation of the Bankruptcy Case shall not be deemed to have a Material Adverse Effect.

“Maturity Date” means the earliest to occur of the Interim DIP Facility Maturity Date, the closing of the 363 Sale, the occurrence of a DIP Event of Default and the expiration of any applicable cure period, and July 31, 2018.

“Maximum Lawful Rate” shall have the meaning given to such term in Section 2.8.

“Net Receipt Permitted Deviation” shall have the meaning given to such term in Section 4.2(a).

“Net Receipts” means the collection by the Borrower of gross revenue less amounts set off by wholesalers for (i) prompt pay, (ii) wholesaler fees, (iii) returns, (iv) chargebacks and (v) other adjustments and miscellaneous receipts in the ordinary course of business consistent with past practice.

“New Money Loan” shall have the meaning given to such term in Section 2.1.

“New Money Loan Commitments” means the commitments of the DIP Lenders under, and subject to, this Agreement and the Chapter 11 Orders to advance the Borrower a maximum of $35,000,000 of New Money Loans. The New Money Loan Commitment of each DIP Lender is set forth on Schedule 1(A) or in the Assignment and Assumption pursuant to which such DIP Lender assumed its New Money Loan Commitment.

“Notice of Borrowing” means a written notice substantially in the form of Exhibit B.

“Ordinary Course of Business” means, in respect of any transaction involving the Borrower, the ordinary course of business of the Borrower, as conducted by the Borrower in accordance with past practices.

“Orexigen Ireland” means Orexigen Therapeutics Ireland Limited.

“Orexigen Ireland Agreement” shall have the meaning given to such term in Section 2.14(a).

“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by any DIP Loan Document, or sold or assigned an interest in any DIP Loan or DIP Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any DIP Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment pursuant to an Assignment and Assumption.

“Party” and “Parties” shall have the meanings given to such terms in the preamble.

“Participant” shall have the meaning given to such term in Section 12.15(a).

“Participant Register” shall have the meaning given to such term in Section 12.15(a).

“Perfection Documents” shall have the meaning given to such term in Section 8.4(c).

“Permitted Exceptions” means (i) a valid, non-avoidable and enforceable Lien that is perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code, or (ii) a valid, non-avoidable and enforceable Lien that was senior to the Liens securing the Prepetition Secured Notes on the Petition Date.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association,

company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Personal Property” means all of the Borrower’s personal property, accounts, equipment, goods, inventory, and fixtures on or hereafter located upon, attached to, and/or used or required to be used in connection with the operation of the business of the Borrower, including the following types of property, as defined in Article 9 of the Uniform Commercial Code: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, and Supporting Obligations.

“Platform” shall have the meaning given to such term in Section 12.1(d).

“Pledged Collateral” shall have the meaning given to such term in the Prepetition Security Agreement.

“Petition Date” shall have the meaning given to such term in the recitals to this Agreement.

“Prepetition Collateral Agent” shall have the meaning given to such term in the recitals to this Agreement.

“Prepetition Guarantor” shall have the meaning given to such term in the Prepetition Indenture.

“Prepetition Indenture” shall have the meaning given to such term in the recitals to this Agreement.

“Prepetition Liens” mean the Liens securing the obligations of the Borrower under the Prepetition Note Documents.

“Prepetition Note Documents” shall have the meaning given to such term in the recitals to this Agreement.

“Prepetition Secured Notes” shall have the meaning given to such term in the recitals to this Agreement.

“Prepetition Secured Notes Protection” shall have the meaning given to such term in Section 8.7.

“Prepetition Security Agreement” shall have the meaning given to such term in the recitals to this Agreement.

“Prepetition Trustee” shall have the meaning given to such term in the recitals to this Agreement.

“Professionals” mean professionals retained by the Borrower and any official committee of unsecured creditors or equityholders appointed in the Chapter 11 Case, other than ordinary course professionals.

“Proposed Budget” shall have the meaning given to such term in Section 4.1(a).

“Proposed Budget Objection” shall have the meaning given to such term in Section 4.1(a).

“Public Lender” shall have the meaning given to such term in Section 12.1(e).

“Real Property Leases” shall have the meaning given to such term in Section 8.1(d).

“Recipient” means (a) the DIP Administrative Agent, or (b) any DIP Lender, as applicable.

“Reconciliation Report” means the weekly report delivered by the Borrower to the DIP Administrative Agent (for distribution to the DIP Lenders) on the third (3rd) Business Day of the immediately following week detailing the actual and budgeted results for such week on a cumulative basis by line item in the Budget and the cash receipts, together with a reasonably detailed written explanation of all Net Receipt Permitted Deviations and Disbursements Permitted Deviation, which report shall be in form and substance satisfactory to the DIP Lenders and the Borrower.

“Register” shall have the meaning given to such term in Section 12.15(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required DIP Lenders” means, as of any date of determination, DIP Lenders having New Money Loan Commitments and DIP Loans outstanding representing more than 50% of the sum of all New Money Loan Commitments and all DIP Loans outstanding at such time.

“Required Holders” means Holders of a majority of the outstanding amount of the Prepetition Secured Notes as of the date of determination.

“Roll-Up Facility” shall have the meaning given to such term in Section 2.1.

“Roll-Up Lender” means each DIP Lender that has a New Money Loan Commitment.

“Roll-Up Loan” shall have the meaning given to such term in Section 2.2(a).

“Roll-Up Loan Percentage” means, with respect to any Roll-Up Lender at any time, the ratio (expressed as a percentage) (i) the numerator of which is equal to the unused New Money Loan Commitment of such Roll-Up Lender at such time and (ii) the denominator of which is equal to the aggregate unused New Money Loan Commitments of all Roll-Up Lenders at such time.

“Securities Account” means a “securities account” (as defined in Article 9 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of the Borrower.

“Security Document” shall have the meaning given to such term in Section 8.4(a).

“Stated Rate” shall have the meaning given to such term in Section 2.8.

“Subsidiary” means any direct or indirect subsidiary of the Borrower.

“Super-priority Claim” means a claim against the Borrower in the Chapter 11 Case that is expressly granted pursuant to this Agreement and the Final DIP Order that is a super-priority, administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code and which has priority, unless otherwise expressly indicated in this Agreement, over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), and that is subject only to the Carve-Out and relative priorities of such claims as expressly set forth herein and in the Final DIP Order.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trustee” means U.S. Bank in its capacity as trustee under the Prepetition Indenture.

“UCC” means the Uniform Commercial Code of the State of Delaware or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any DIP Collateral.

“United States” and “U.S.” mean the United States of America.

“Upfront Fee” shall have the meaning given to such term in Section 2.4(a).

“U.S. Bank” means U.S. Bank National Association, Trustee and Collateral Agent under the Prepetition Indenture (as such terms are defined therein).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(g).

“Wilmington Trust” shall have the meaning given to such term in the preamble.

“Withholding Agent” means the Borrower and the DIP Administrative Agent.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Borrower delivered to the DIP Administrative Agent and each of the DIP Lenders on or prior to the Closing Date. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary of the Borrower at “fair value”, as defined therein.

Section 1.3 Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person or Party include the successors and permitted assigns of such Person or Party. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the Parties hereto shall be made in lawful money of the United States and in immediately available funds. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to times of day shall be references to daylight or standard time, as applicable.

ARTICLE 2 – DIP FACILITY

Section 2.1 DIP Facility. During the Availability Period, subject to Section 2.2, the DIP Lenders agree to and shall make available to the Borrower: (i) new money term loans in an aggregate amount of up to $35,000,000 (collectively, the “New Money Loans”), (ii) Roll-Up Loans in an aggregate amount of $35,000,000 (the “Roll-Up Facility”), and (iii) the Upfront Fee, which shall be approved by the Interim DIP Order and deemed fully earned on the Closing Date and shall be paid in-kind on the Closing Date by being capitalized and added ratably to the outstanding principal amount of each DIP Lender’s DIP Loans on the Closing Date (in the same percentage as such DIP Lender’s pro rata share of the New Money Loan Commitments on the Closing Date and as set forth on Schedule 1(A) hereto) and shall constitute DIP Loan principal for all purposes under this Agreement and the Chapter 11 Orders (collectively, the “DIP Facility”). During the Availability Period, subject to Section 2.2, the DIP Lenders shall make the New Money Loans (in an aggregate principal amount at any one time outstanding not to exceed the sum of the New Money Loan Commitments as in effect on the Closing Date) available to Borrower from time to time in incremental amounts in the discretion of the Borrower. DIP Loans may not be repaid and re-borrowed by the Borrower. The amount of each DIP Lender’s New Money Loan Commitment shall be automatically and permanently reduced by the amount of each New Money Loan funded by such DIP Lender pursuant to this Section 2.1, immediately upon the funding thereof.

Section 2.2 Availability of Funds.

(a) Interim DIP Facility. During the Interim Period, subject to compliance with the terms, conditions and covenants in this Agreement, the Interim DIP Order and the Budget, the Interim DIP Facility, in the aggregate amount of up to $15,350,000, shall be made available to the Borrower and shall consist of the following (collectively, the “Interim DIP Facility”): (i) The maximum amount of New Money Loans available to be drawn by the Borrower under the DIP Facility shall be $7,500,000, which may be borrowed in one or more draws in accordance with the initial Budget; (ii) the maximum amount of Roll-Up Loans (as defined below) available to be drawn by the Borrower under the DIP Facility shall be $7,500,000, which the Roll-Up Lenders shall be deemed to have made to the Borrower at the same time and in the same amount as each New Money Loan is borrowed under clause (i) of this Section 2.2(a), and which shall be rolled-up on a final basis pursuant to the Interim DIP Order; and (iii) the Upfront Fee in the amount of $350,000. Roll-Up Loans under the Interim DIP Facility shall be deemed to have been made to the Borrower by rolling-up an equal amount of Prepetition Secured Notes into DIP Loans (each, a “Roll-Up Loan”). Each Roll-Up Loan deemed made pursuant to clause (ii) of this Section 2.2(a) shall be deemed made by each Roll-Up Lender in an amount equal to such Roll-Up Lender’s Roll-Up Loan Percentage of such Roll-Up Loan. All DIP Loans made (or deemed made) under the Interim DIP Facility shall be due and payable on the date that is the earliest to occur of (i) thirty (30) calendar days after the Interim DIP Order Entry Date (unless such date is extended by the Required DIP Lenders), and (ii) the occurrence of a DIP Event of Default and the expiration of any applicable cure period, unless the

Final DIP Order approving the DIP Facility in form and substance satisfactory to the Required DIP Lenders and the DIP Administrative Agent shall have been entered by the Bankruptcy Court on or before such date (the “Interim DIP Facility Maturity Date”).

(b) Full Availability. On the Final DIP Order Entry Date, subject to compliance with the terms, conditions and covenants in this Agreement, the Chapter 11 Orders and the Budget, (i) the full remaining amount of the New Money Loan Commitments shall be available to the Borrower during the Availability Period in one or more borrowings, and (ii) the full amount of the $35,000,000 Roll-Up Facility shall be available to the Borrower, less the aggregate amount of the Roll-Up Loans deemed borrowed under the Interim DIP Facility, and effective immediately upon the entry of the Final DIP Order, each Roll-Up Lender shall be deemed to have made a Roll-Up Loan to the Borrower in an amount equal to such Roll-Up Lender’s Roll-Up Loan Percentage of the remaining amount of the Roll-Up Facility.

(c) Borrowing Notice; Delivery of Funds. Each request for a New Money Loan shall be submitted to the DIP Administrative Agent in writing not less than three (3) Business Days prior to the date upon which funding of such New Money Loan is sought by the Borrower, and shall be in the form of a Notice of Borrowing appropriately completed and signed by an officer of the Borrower. Each Notice of Borrowing shall specify (i) the requested date of the borrowing (which shall be a Business Day), (ii) the principal amount of New Money Loans to be borrowed and (iii) the wiring information of the account of the Borrower to which the proceeds of such borrowing are to be disbursed. Following receipt of a Notice of Borrowing, the DIP Administrative Agent shall promptly notify each DIP Lender of its ratable amount of the New Money Loans requested. Each DIP Lender shall make the amount of its New Money Loan available to the Administrative Agent in immediately available funds to the Administrative Agent’s Account not later than 2:00 p.m. (Eastern time) on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 7.3, the DIP Administrative Agent shall make all funds so received available to the Borrower in like funds by wire transfer of such funds to the account of the Borrower specified in the applicable Notice of Borrowing. Notwithstanding anything to the contrary contained herein, there shall be no more than one (1) borrowing of New Money Loans in any calendar week.

Section 2.3 DIP Lender Notes. Upon the written request of a DIP Lender, the portion of the DIP Facility provided by such DIP Lender shall be evidenced by a promissory note executed by the Borrower and delivered by the Borrower to the requesting DIP Lender (each as amended, restated, renewed or replaced from time to time, a “DIP Lender Note”).

Section 2.4 Fees. The Borrower shall pay the following fees, all of which shall be DIP Obligations:

(a) Upfront Fee. As provided in Section 2.2, on the Closing Date, the Borrower shall pay the DIP Lenders a fee equal to one (1) percent of the aggregate amount of New Money Loan Commitments (i.e., $350,000) (the “Upfront Fee”). The Upfront Fee shall be deemed fully earned on the Closing Date and shall be paid in-kind on the Closing Date by being capitalized and added ratably to the outstanding principal amount of each DIP Lender’s DIP Loans on the Closing Date (in the same percentage as such DIP Lender’s pro rata share of the New Money Loan Commitments on the Closing Date and as set forth on Schedule 1(A) hereto) and shall constitute DIP Loan principal for all purposes under this Agreement and the Chapter 11 Orders. Once paid, the Upfront Fee shall be nonrefundable.

(b) Agency Fees. The Borrower shall pay to the DIP Administrative Agent, for its own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when due and shall not be refundable for any reason whatsoever and will be in addition to the reimbursement of the DIP Administrative Agent’s out-of-pocket expenses in accordance with Section 11.1.

Section 2.5 Use of New Money Loan Proceeds. Subject to the terms and conditions herein, the proceeds of the New Money Loans included in the DIP Facility (including the Interim DIP Facility) shall be used in accordance with the terms of the Budget, including: (i) to pay (a) all reasonable fees due to the DIP Lenders and the DIP Administrative Agent, (b) all professional fees and expenses (including the reasonable fees and expenses of their attorneys (including counsel for The Baupost Group, LLC, Quinn Emanuel Urquhart & Sullivan, LLP, and counsel for the 1992 Funds, Brown Rudnick LLP and counsel to the DIP Administrative Agent, Arnold & Porter Kaye Scholer LLP and Duane Morris LLP) and financial advisors), incurred by the DIP Lenders and the DIP Administrative Agent) and financial advisors, incurred by the DIP Lenders and the DIP Administrative Agent, including those incurred in connection with the preparation, negotiation, documentation and court approval of the DIP Facility, and (c) adequate protection payments as set forth in Section 8.7; (ii) to pay the Upfront Fee; and (iii) to provide working capital, and for other general corporate purposes of the Borrower (including to market and sell certain assets of the Borrower not included in the 363 Sale), and to pay administration costs of the Chapter 11 Case and claims or amounts approved by the Bankruptcy Court as set forth in the Budget.

Section 2.6 [Reserved].

Section 2.7 Restrictions on Use of Funds. No portion of the Borrower’s Cash Collateral and other cash, if any, the DIP Facility, the DIP Collateral or the Carve-Out may be used:

(a) for any purpose that is prohibited under the Bankruptcy Code or a Chapter 11 Order;

(b) to finance in any way: (i) any adversary action, contested matter, suit, arbitration, proceeding, application, motion, objection or other Litigation of any type adverse to the interests of any or all of the DIP Administrative Agent, the DIP Lenders, the Trustee, or the Holders or their respective rights and remedies under DIP Loan Documents, the Interim DIP Order, the Final DIP Order or the Prepetition Note Documents, or (ii) any other action which with the giving of notice or passing of time would result in a DIP Event of Default under the DIP Loan Documents;

(c) for the payment of fees, expenses, interest or principal under the Prepetition Note Documents (other than the inclusion of the Roll-Up Loans in the DIP Facility and the permitted adequate protection payments as set forth in Section 8.7);

(d) to make any distribution under a plan of reorganization in the Chapter 11 Case;

(e) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the Required DIP Lenders;

(f) for any purpose or in any manner not approved in the Budget or by the Required DIP Lenders; and/or

(g) to finance in Orexigen Ireland in any way, directly or indirectly.

Section 2.8 Maximum Interest. In no event shall the interest charged with respect to the DIP Loan or any other DIP Obligations of the Borrower under any DIP Loan Document exceed the maximum amount permitted under the laws of the State of New York. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any DIP Lender Note or other DIP Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any Applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the DIP Lenders exceed the amount which they could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, the DIP Lenders have received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the DIP Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In computing interest payable with reference to the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Section 2.9 Maturity and Repayment.

(a) All DIP Obligations, to the extent not already paid or satisfied, shall be repaid in full (subject to the Carve-Out), and the New Money Loan Commitments shall terminate on the Maturity Date.

(b) Any confirmation, conversion or dismissal order entered in the Chapter 11 Case shall not discharge or otherwise affect in any way any of the DIP Obligations of the Borrower to the DIP Administrative Agent and the DIP Lenders under the DIP Facility and the DIP Loan Documents, other than after the payment in full and in cash, to the DIP Lenders and the DIP Administrative Agent of all DIP Obligations (subject to the Carve-Out) under the DIP Facility and the DIP Loan Documents on or before the effective date of a plan of reorganization or any conversion or dismissal order and the termination of the New Money Loan Commitments.

(c) All payments by the Borrower of the DIP Obligations shall be made without set-off, recoupment or counterclaim. If any payment hereunder or under any of the DIP Loan Documents becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall be reflected in computing interest thereon. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the DIP Administrative Agent, for the account of the respective DIP Lenders to which such payment is owed, to the DIP Administrative Agent’s Account in Dollars and in immediately available funds not later than 12:00 Noon (Eastern time) on the date specified herein. The Administrative Agent will promptly distribute to each DIP Lender its applicable share of such payment in like funds as received. At the discretion of the DIP Administrative Agent, any payments received before 12:00 Noon (Eastern time) on any date shall be deemed received by the DIP Administrative Agent on such date, and any payments received at or after 12:00 Noon (Eastern time) on any date shall be deemed received by the DIP Administrative Agent on the next succeeding Business Day.

(d) If any DIP Lender makes available to the Administrative Agent funds for any New Money Loan to be made by such DIP Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the DIP Administrative Agent because the conditions to the applicable New Money Loans set forth in Article 7 are not satisfied or waived in accordance with the terms hereof, the DIP Administrative Agent shall return such funds (in like funds as received from such DIP Lender) to such DIP Lender, without interest, within one (1) Business Day.

(e) The obligations of the DIP Lenders hereunder to make New Money Loans, and the obligations of the DIP Lenders to make payments hereunder, are several and not joint. The failure of any DIP Lender to make any New Money Loan or to make any payment hereunder on any date required hereunder shall not relieve any other applicable DIP Lender of its corresponding obligation to do so on such date, and no DIP Lender shall be responsible for the failure of any other DIP Lender to so make its New Money Loan or to make its payment hereunder.

(f) Except as otherwise expressly provided herein, each borrowing of a DIP Loan, each payment or prepayment of principal of any DIP Loan, each payment of interest on the DIP Loans, and each reduction of the New Money Loan Commitments shall be allocated pro rata among the applicable DIP Lenders.

Section 2.10 Books and Records. The Borrower agrees that the DIP Administrative Agent’s and the DIP Lenders’ books and records showing the DIP Obligations and the transactions pursuant to this Agreement and the other DIP Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any DIP Obligation is also evidenced by a DIP Lender Note or other instrument. Such books and records shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for corrections of errors discovered by the DIP Administrative Agent or the DIP Lenders, as applicable) in the absence of bad faith, gross negligence, manifest error, or other evidence to the contrary. In the event a timely written notice of objection is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower. In the event of any conflict between the records maintained by a DIP Lender and the DIP Administrative Agent, the latter shall control in the absence of manifest error.

Section 2.11 Interest Rate. Interest shall accrue on the principal balance of the DIP Loans, from time to time, based on a 360 day year and charged for the actual number of days outstanding. The Borrower shall pay interest and default interest monthly in arrears in cash on each Interest Payment Date for the Interest Period ending immediately prior to such Interest Payment Date. All DIP Loans outstanding under the DIP Facility shall bear interest for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus 10.00% per annum.

Section 2.12 Default Interest Rate. During the continuance of a DIP Event of Default, outstanding DIP Obligations shall bear interest at a rate equal to 2% per annum above the non-default interest rate indicated in Section 2.11 above and such interest shall be payable monthly in arrears in cash on each Interest Payment Date.

Section 2.13 Voluntary Prepayment. The Borrower may, upon irrevocable written notice from the Borrower to the DIP Administrative Agent, at any time, (i) prepay the DIP Loans and/or (ii) reduce the New Money Loan Commitments, in each case in full but not in part; provided that such notice must be received by the DIP Administrative Agent not later than 12:00 p.m. (Eastern time) three (3) Business Days prior to the date of any prepayment of DIP Loans or reduction of New Money Loan Commitments, as applicable. Any prepayment of the DIP Loans shall be accompanied by all accrued interest on the amount prepaid.

Section 2.14 Mandatory Prepayment.

(a) Asset Dispositions. Promptly upon, but in no event more than two (2) Business Days after, receipt by the Borrower of net cash proceeds from any asset disposition of DIP Collateral, the Borrower shall prepay the DIP Obligations in an amount equal to 100% of the net cash proceeds so received, provided that the Borrower shall not sell assets outside the ordinary course of business unless such sale is approved by the Required DIP Lenders in their sole discretion and by the Bankruptcy Court. Promptly upon, but in no event more than two (2) Business Days after, receipt by Orexigen Ireland of net cash proceeds from any disposition of assets of Orexigen Ireland, then (i) Orexigen Ireland shall, or the Borrower shall cause Orexigen Ireland to, apply 100% of the net cash proceeds so received to repay intercompany debt owing from Orexigen Ireland to the Borrower (“Loan Repayment Funds”), and (ii) promptly upon receipt by the Borrower of the Loan Repayment Funds, but in no event more than two (2) Business Days thereafter, the Borrower shall prepay the DIP Obligations in an amount equal to 100% of the Loan Repayment Funds; provided that the Orexigen Ireland shall not sell assets outside the ordinary course of business unless such sale is approved by the Required DIP Lenders in their sole discretion. Orexigen Ireland and the Borrower shall enter into an agreement, attached hereto as Exhibit C, to be effective as of the Closing Date requiring that any sale of assets outside the ordinary course of business by Orexigen Ireland shall be for cash, except as may be approved by the Required DIP Lenders in writing, and containing other terms respecting any such sale and the application of Loan Repayment Funds as set forth in this Section 2.14(a) (the “Orexigen Ireland Agreement”). The DIP Administrative Agent, for the benefit of the DIP Lenders, shall be a third-party beneficiary of such agreement.

(b) Casualty Events and Extraordinary Receipts. The Borrower shall promptly, but in no event more than two (2) Business Days after receipt of such funds (i) prepay the DIP Obligations (subject to the Carve-Out) in an amount equal to 100% of such proceeds received by the Borrower from Casualty Events with respect to DIP Collateral and (ii) prepay the DIP Obligations in an amount equal to 100% of all other Casualty Events or Extraordinary Receipts (subject to the Carve-Out) with any excess proceeds from Casualty Events above the DIP Obligations to be used to repay obligations and amounts as may be required under the Prepetition Indenture.

(c) Incurrence of Indebtedness. Promptly, but in no event more than two (2) Business Days after the incurrence or issuance by the Borrower of any indebtedness (other than ordinary course trade debt and insurance premium financing consistent with prior practice), the Borrower shall prepay the DIP Obligations in an amount equal to 100% of such net cash proceeds so received; provided that the Borrower shall not incur or issue additional post-petition indebtedness or grant or request authority to grant any Lien or security interest to secure post-petition indebtedness unless the amount of such debt shall be sufficient to pay (and shall be used to pay) the DIP Obligations in full in cash and, to the extent the net cash proceeds so received do not pay in full in cash all obligations under the Prepetition Indenture, such indebtedness shall be junior, subject and subordinate, in all respects to all rights, title, interests, Liens, claims, liabilities and obligations under the Prepetition Note Documents.

(d) Equity Issuances. The Borrower promptly, but in no event more than two (2) Business Days after any equity issuance shall prepay the DIP Obligations in an amount equal to 100% of the net cash proceeds of such equity issuance with any excess above the DIP Obligations to be used to repay obligations and amounts under the Prepetition Secured Notes.

(e) Notice to DIP Administrative Agent; Application of Payments.

(i) The Borrower shall deliver to the DIP Administrative Agent, at least three (3) Business Days prior to each prepayment required under this Section 2.14, a certificate signed by an executive officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and the reason for such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of DIP Loans to be prepaid.

(ii) All prepayment made pursuant to this Section 2.14 shall be applied in accordance with Section 9.5.

Section 2.15 Advance by the DIP Administrative Agent. If the DIP Administrative Agent has received written notice from any DIP Lender on or prior to one (1) Business Day before the funding date requested in a Notice of Borrowing that such DIP Lender does not intend to fund all or any portion of its New Money Loan Commitment on the funding date requested in the applicable Notice of Borrowing (such DIP Lender, a “Defaulting DIP Lender”), the DIP Administrative Agent shall notify the DIP Lenders and the non-Defaulting DIP Lenders shall fund a corresponding amount pro rata according to their respective New Money Loan Commitments on such funding date to the DIP Administrative Agent Account, for remittance to the account of Borrower specified in the applicable Notice of Borrowing. If the Borrower provides written notice to the DIP Administrative Agent that any DIP Lender did not fund all or any of its New Money Loan Commitment, the non-Defaulting DIP Lenders shall fund a corresponding amount pro rata to the DIP Administrative Agent Account (for remittance to the account of the Borrower specified in the applicable Notice of Borrowing) according to their respective New Money Loan Commitments within two (2) Business Days after receipt of the Borrower’s notice. Upon the non-Defaulting DIP Lenders’ funding of any or all of a Defaulting DIP Lender’s New Money Loan Commitment to the Borrower (such portion of a Defaulting DIP Lender’s New Money Loan Commitment funded by a DIP Lender being referred to herein as an “Additional Funding Amount”), (a) such non-Defaulting DIP Lenders shall be deemed to have purchased a New Money Loan Commitment equal to the Additional Funding Amount it funded (which shall reduce dollar-for-dollar the amount of the New Money Loan Commitment of the Defaulting DIP Lender), and if such funding occurs under the Interim Facility, such non-Defaulting DIP Lenders shall also be deemed to have made a Roll-Up Loan equal to the amount of such Additional Funding Amount it funded (which Roll-Up Loan shall be deemed to have rolled-up an equal amount of its Prepetition Secured Notes), (b) the interest in the DIP Loans of the Defaulting DIP Lender to the extent of the Additional Funding Amount funded by the non-Defaulting DIP Lenders and its rights hereunder (but not its liability in respect thereof or under the DIP Loan Documents or this Agreement to the extent the same relate to the period prior to the date of the funding of the Additional Funding Amount by the non-Defaulting DIP Lenders) shall terminate and (c) each DIP Lender shall promptly execute all documents reasonably requested to effectuate the foregoing.

Section 2.16 Sharing of Setoffs. If any DIP Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its DIP Loans or other DIP Obligations hereunder resulting in such DIP Lender receiving payment of a proportion of the aggregate amount of its DIP Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the DIP Lender receiving such greater proportion shall (a) notify the Administrative Agent in writing of such fact and (b) purchase (for cash at face value) participations in the DIP Loans and such other DIP Obligations of the other DIP Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the DIP Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective DIP Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 2.16 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a DIP Lender as consideration for the assignment of or sale of a participation in any of its DIP Loans or New Money Loan Commitments to any assignee or participant.

Section 2.17 Taxes.

(a) Defined Terms. For purposes of this Section 2.17, term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any DIP Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a DIP Lender (with a copy to the DIP Administrative Agent), or by the DIP Administrative Agent on its own behalf or on behalf of a DIP Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each DIP Lender shall severally indemnify the DIP Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such DIP Lender (but only to the extent that the Borrower has not already indemnified the DIP Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such DIP Lender’s failure to comply with the provisions of Section 12.15(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such DIP Lender, in each case, that are payable or paid by the DIP Administrative Agent in connection with any DIP Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any DIP Lender by the DIP Administrative Agent shall be conclusive absent manifest error. Each DIP Lender hereby authorizes the DIP Administrative Agent to set off and apply any and all amounts at any time owing to such DIP Lender under any DIP Loan Document or otherwise payable by the DIP Administrative Agent to the DIP Lender from any other source against any amount due to the DIP Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the DIP Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the DIP Administrative Agent.

(g) Status of Lenders. (i) Any DIP Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any DIP Loan Document shall deliver to the Borrower and the DIP Administrative Agent, at the time or times reasonably requested by the Borrower or the DIP Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the DIP Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any DIP Lender, if reasonably requested by the Borrower or the DIP Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the DIP Administrative Agent as will enable the Borrower or the DIP Administrative Agent to determine whether or not such DIP Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section 2.17) shall not be required if in the DIP Lender’s reasonable judgment such completion, execution or submission would subject such DIP Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such DIP Lender. (ii) Without limiting the generality of the foregoing:

(A) any DIP Lender that is a U.S. Person shall deliver to the Borrower and the DIP Administrative Agent on or about the date on which such DIP Lender becomes a DIP Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the DIP Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the DIP Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a DIP Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the DIP Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any DIP Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any DIP Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code of 1986, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986, a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3)(B) of the Internal Revenue Code of 1986, or a “controlled foreign corporation” related to the Borrower as described in section 881(c)(3)(C) of the Internal Revenue Code of 1986 (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the DIP Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a DIP Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the DIP Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the DIP Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a DIP Lender under any DIP Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such DIP Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Internal Revenue Code of 1986, as applicable), such DIP Lender shall deliver to the Borrower and the DIP Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the DIP Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Internal Revenue Code of 1986) and such additional documentation reasonably requested by the Borrower or the DIP Administrative Agent as may be necessary for the Borrower and the DIP Administrative Agent to comply with their obligations under FATCA and to determine that such DIP Lender has complied with such DIP Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each DIP Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the DIP Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each Party’s obligations under this Section 2.17 shall survive the resignation or replacement of the DIP Administrative Agent or any assignment of rights by, or the replacement of, a DIP Lender, the termination of the New Money Loan Commitments and the repayment, satisfaction or discharge of all obligations under any DIP Loan Document.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

To induce the DIP Administrative Agent and the DIP Lenders to enter into this Agreement and to provide the DIP Facility, the Borrower hereby represents and warrants to the DIP Administrative Agent and DIP Lenders, on the Closing Date and on each date the Borrower submits a Notice of Borrowing that:

Section 3.1 Organization and Governmental Authorization; No Contravention. Subject to the entry of the Chapter 11 Orders, the execution, delivery and performance by the Borrower of the DIP Loan Documents are within its powers, have been duly authorized by all necessary action pursuant to its organizational documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under (a) any Law applicable to the Borrower or any of the organizational documents of the Borrower, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2 Binding Effect. Subject to the entry of the Chapter 11 Orders, each of the DIP Loan Documents and the DIP Obligations constitute the Borrower’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

ARTICLE 4 – BUDGET

Until payment and satisfaction in full of all DIP Obligations and termination of this Agreement and the New Money Loan Commitments, the Borrower covenants and agrees as follows:

Section 4.1 Budget.

(a) Budget and Approvals. Attached hereto as Exhibit A is the initial Budget, which has been approved by the Required DIP Lenders. Commencing on the Wednesday of the fourth (4th) week following the Petition Date, the Borrower shall deliver to the DIP Administrative Agent no less frequently than once every two (2) weeks (x) an updated budget (each a “Proposed Budget”) reflecting weekly cash flow forecasts of receipts and disbursements for such Budget period (in substantially the same format as the prior monthly cash flow forecast of receipts and disbursements), together with (i) a comparison of actual and forecast results from and after the week of March 3, 2018, (ii) a schedule of any changes in the assumptions used in preparing the Budget, (iii) a breakdown of the amount of fees and expenses paid to restructuring professionals, (iv) the calculation of the revised gross to net receipts and disbursements, (v) the details of compensation-related expenses paid, (vi) a roll forward of current assets; and (vii) a comparison to the immediately previous Budget; and (y) the latest weekly TRx volume showing Contrave vs. original budget forecast and Qsymia vs. Saxenda vs. Belviq. Each Proposed Budget shall be subject to review and approval by the Required DIP Lenders before being deemed an approved Budget. Three (3) Business Days after delivery of a Proposed Budget, unless the DIP Administrative Agent (acting at the written direction of the Required DIP Lenders) delivers a written, good faith, objection to the Borrower (a “Proposed Budget Objection”) setting forth specific objections to the Proposed Budget, such Proposed Budget shall be deemed approved by the Required DIP Lenders and shall become the new Budget. If the DIP Administrative Agent (acting at the written direction of the DIP Lenders) shall have timely delivered a Proposed Budget Objection to the Borrower, the prior approved Budget shall continue in place and the Required DIP Lenders and the Borrower shall negotiate in good faith to resolve the objections set forth in the Proposed Budget Objection. Upon resolution of the objections set forth in the Proposed Budget Objection, such Proposed Budget shall become the new Budget.

(b) Payment of Allowed Professional Fees Prior to the Maturity Date. Any payment or reimbursement made prior to the occurrence of the Maturity Date in respect of any allowed Professional fees shall not reduce the Carve-Out.

(c) Payment of Carve-Out on or After the Maturity Date. Any payment made on or after the occurrence of the Maturity Date in respect of any allowed fees and expenses of Professionals shall permanently reduce the Carve-Out on a dollar-for-dollar basis. Any funding of the Carve-Out shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under the Chapter 11 Orders, the DIP Loan Documents, the Bankruptcy Code, and Applicable Law.

(d) Budget Covenants.

(i) The Borrower shall not, directly or indirectly, (A) use any proceeds of the DIP Loans in a manner or for a purpose other than those consistent with this Agreement and the Chapter 11 Orders; or (B) permit a disbursement causing any deviation from the Budget other than the Permitted Deviations.

(ii) Prior to the occurrence of a DIP Event of Default, the Borrower shall be permitted to pay fees and expenses of Professionals solely to the extent that such fees and expenses are in accordance with the Budget and authorized to be paid under sections 330 and 331 of the Bankruptcy Code (other than any Professionals whose fees are not subject to such provisions) pursuant to an order of the Bankruptcy Court, as the same may be due and payable. Subject to the Chapter 11 Orders, upon the occurrence of a DIP Event of Default (subject to all applicable grace periods set forth in this Agreement and the Chapter 11 Orders), the right of the Borrower to pay Professional fees and expenses shall terminate, other than as provided with respect to the Carve-Out.

Section 4.2 Budget Tests. Compliance with the Budget shall be tested for the first week and each subsequent week on a cumulative basis beginning on the Petition Date. During each Budget Test Period, the Borrower will not permit:

(a) the actual aggregate amount of Net Receipts collected to be less than, in the first Budget Test Period, beginning on Monday of the first week following the Petition Date, and for all subsequent Budget Test Periods, to be less than 85% of the aggregate budgeted amount for such Budget Test Period set forth in the Budget and each previous Budget Test Period set forth in the Budget (“Net Receipt Permitted Deviation”); provided that the DIP Administrative Agent (at the written direction of the Required DIP Lenders) may authorize the Borrower in writing to exceed the Net Receipt Permitted Deviation for any Budget Test Period; or

(b) the actual aggregate amount of disbursements set forth in the Budget to be more than 115% of the aggregate budgeted amount for such Budget Test Period set forth in the Budget and each previous Budget Test Period set forth in the Budget (excluding the fees and expenses of the DIP Administrative Agent and DIP Lenders that are required to be reimbursed under the other provisions of this Agreement) (“Disbursements Permitted Deviation”); provided that the DIP Administrative Agent (at the written direction of the Required DIP Lenders) may authorize the Borrower in writing to exceed the Disbursements Permitted Deviation for any Budget Test Period.

Section 4.3 Budget Permitted Deviation. The Borrower shall deliver a weekly Reconciliation Report to the DIP Administrative Agent. In addition, the Borrower shall notify the DIP Administrative Agent in writing as soon as reasonably practicable if the Borrower anticipates that it will violate the Net Receipt Permitted Deviation or the Disbursements Permitted Deviation for any Budget Test Period.

ARTICLE 5 – AFFIRMATIVE COVENANTS

Until payment and satisfaction in full of all DIP Obligations and termination of this Agreement and the New Money Loan Commitments, the Borrower further covenants and agrees as follows:

Section 5.1 [Reserved]

Section 5.2 Agreed Covenants. The provisions of the Agreed Covenants of the Prepetition Indenture, together with all related definitions and ancillary provisions, all as in effect from time to time, are hereby incorporated herein by reference mutatis mutandis and shall be deemed to continue in effect (with any amendments, modifications or waivers thereof) for the benefit of the DIP Lenders and the Borrower, as applicable. The Borrower covenants and agrees that it shall perform and observe each of the covenants set forth in the Agreed Covenants of the Prepetition Indenture as if (a) each reference therein to “Lender” and similar expressions were references to the DIP Lender under this DIP Facility, (b) each reference therein to “Default” or “Event of Default” and similar expressions were references to “Default” or “DIP Event of Default”, respectively, under this Agreement and the DIP Facility and (c) each reference to “Agreement” were references to this Agreement and the DIP Facility. Notwithstanding anything to the contrary, Borrower shall not be required to comply with any Agreed Covenant to the extent that (i) the Required DIP Lenders have granted the Borrower an exception thereto in writing, (ii) compliance would conflict, or otherwise be inconsistent, with any provisions of this Agreement, the Chapter 11 Orders, any other orders of the Bankruptcy Court, or the Bankruptcy Code, or (iii) the cost of compliance is not included in the Budget and the Required DIP Lenders shall have failed to agree to modify the Budget or otherwise make funds available to fund the cost of compliance therewith.

Section 5.3 363 Sale Milestones. The Borrower shall comply with the following milestones in connection with the 363 Sale (collectively, the “363 Sale Milestones”):

(a) As promptly as possible but in no event later than three (3) Business Days after the Petition Date, the Borrower shall file a motion seeking the entry of an order (i) approving the 363 Sale pursuant to section 363 of the Bankruptcy Code and (ii) establishing and approving the Bidding Procedures;

(b) Within twenty-one (21) calendar days after the 363 Sale motion has been filed, the Bankruptcy Court (subject to its availability) shall enter the Bidding Procedures Order. The Bidding Procedures Order shall specify, among other things, that (i) the Prepetition Trustee (upon the direction of the Required Holders) shall have the unconditional right to credit bid for any and all assets offered for sale by the Borrower at the Auction and (ii) that any other bids at the Auction must provide sufficient cash consideration to pay off the DIP Obligations in cash and in full;

(c) The Bidding Procedures Order shall provide that bids shall be due within forty-five (45) calendar days after entry of the Bidding Procedures Order (the “Bid Deadline”);

(d) Within three (3) Business Days after the Bid Deadline, the Borrower shall have commenced the Auction pursuant to the Bidding Procedures Order;

(e) Within ten (10) Business Days after the Bid Deadline, the Bankruptcy Court (subject to its availability) shall have entered an order approving the 363 Sale; and

(f) Upon the later of (i) twenty-five (25) calendar days after entry of the 363 Order; and (ii) five (5) calendar days after all necessary regulatory approvals are completed, the Borrower shall have consummated the 363 Sale.

(g) The Bidding Procedures Order, the Bidding Procedures, the Auction procedures, any definitive purchase or sale agreement with respect to the assets of the Borrower (including, but not limited to, any stalking horse purchase or sale agreement) and the 363 Sale order shall each be in form and substance satisfactory to the Required Holders and the Required DIP Lenders in their sole discretion..

Section 5.4 Delivery of Information. The Borrower shall deliver to the DIP Administrative Agent, the DIP Lenders, and their respective counsel (i) written notification, no later than the following Business Day, if the Borrower’s cash balance at the close of business on any Business Day shall be less than $2,000,000 and (ii) any and all information and developments in connection with any proposed transaction or change in control and any other event or condition which is reasonably likely to have a Material Adverse Effect on the Borrower, the DIP Loans or the Chapter 11 Case, including the progress of any proposed or confirmed Chapter 11 plan of reorganization.

Section 5.5 Conduct of Subsidiaries. The Borrower shall not directly or indirectly, engage in any line of business other than those businesses engaged in on the Petition Date, and businesses reasonably related thereto, or to take any actions outside the ordinary course of business.

Section 5.6 Additional Covenants. The DIP Facility shall be subject to the following financial covenants:

(a) The proceeds of the DIP Loans and all proceeds of DIP Collateral shall be used by the Borrower solely for the purposes of and up to the amounts set forth in the Budget (subject to the Net Receipt Permitted Deviation and the Disbursements Permitted Deviation). For the avoidance of doubt, none of the proceeds of the DIP Loans or DIP Collateral shall be transferred to Orexigen Ireland.

(b) If at any time there is a Deficiency, the Borrower shall promptly, but in no event later than three (3) Business Days after it reasonably believes a Deficiency exists, notify the DIP Administrative Agent in writing thereof.

Section 5.7 Chapter 11 Filings. The Borrower shall deliver to the DIP Administrative Agent, the DIP Lenders, and their respective counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower with the Bankruptcy Court in the Chapter 11 Case, or distributed by or on behalf of the Borrower to any official committee appointed in the Chapter 11 Case.

ARTICLE 6 – NEGATIVE COVENANTS

The Borrower further covenants and agrees that, so long as any DIP Lender shall have any New Money Loan Commitment hereunder or any DIP Loan or other DIP Obligation remains outstanding, it shall not:

(a) Create or permit to exist (i) any administrative expense, unsecured claim, or other claim or Lien on the DIP Collateral, or apply to the Bankruptcy Court for authority to do so, except for the Carve-Out or as may be incurred in the Ordinary Course of Business or included in the Budget, and (ii) any obligation to make adequate protection payments, or otherwise provide adequate protection, other than the Prepetition Secured Notes Protection.

(b) Make any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 Order, other than as agreed in writing by the Required DIP Lenders and the DIP Administrative Agent.

(c) Make any payment of principal or interest or otherwise on account of any prepetition Debt or payables, other than the Prepetition Secured Notes Protection or as provided for in a First Day Order and included in the Budget.

(d) Declare or make any dividend, payment or other distribution directly or indirectly of cash or a non-cash asset on account of equity or ownership interests.

(e) File with the Bankruptcy Court a motion to approve, or otherwise seek approval of or pay, any incentive or retention plan, except as otherwise as agreed in writing by the Required DIP Lenders.

(f) Advance funds to Orexigen Ireland without the consent of the Required DIP Lenders and approval of the Bankruptcy Court.

(g) File a motion or otherwise seek to assume or assign a Real Property Lease without the consent of the Required DIP Lenders.

ARTICLE 7 – CONDITIONS

Section 7.1 Conditions to Interim DIP Facility. The obligation of the DIP Administrative Agent and DIP Lenders to make the Interim DIP Facility available to the Borrower shall be subject to the prior or concurrent satisfaction by the Borrower (unless waived by the Required DIP Lenders and the DIP Administrative Agent, subject to Section 12.14(b)) of each of the following:

(a) The Chapter 11 Case shall have been commenced in the Bankruptcy Court and all of the First Day Orders and all related pleadings to be entered at the time of commencement of the Chapter 11 Case or shortly thereafter shall have been reviewed in advance by the DIP Lenders and the DIP Administrative Agent and shall be in form and substance acceptable to the Required DIP Lenders and the DIP Administrative Agent in their sole discretion.

(b) The Bankruptcy Court shall have (i) entered the Interim DIP Order which Interim DIP Order shall be in form and substance satisfactory to the sole discretion of the Required DIP Lenders and the DIP Administrative Agent, and (ii) authorized, confirmed and approved all terms and provisions of this DIP Facility and related DIP Loan Documents.

(c) The Borrower shall be in compliance in all material respects with the Interim DIP Order.

(d) All First Day Orders entered by the Bankruptcy Court, including but not limited to, pertaining to cash management, and all other motions and documents filed or to be filed with, and submitted to, the Bankruptcy Court in connection therewith shall be in form and substance satisfactory to the Required DIP Lenders and the DIP Administrative Agent in their sole discretion.

(e) The DIP Lenders and the DIP Administrative Agent shall have been granted, pursuant to the Interim DIP Order, a perfected, first priority Lien on all DIP Collateral and shall have received UCC, tax and judgment Lien searches, and other appropriate evidence, evidencing the absence of any other Liens on the DIP collateral, except the Liens securing the Prepetition Secured Notes and the Permitted Exceptions.

(f) The Borrower shall deliver a UCC-1 financing statement for filing by the DIP Administrative Agent (or the Required DIP Lenders) under the Uniform Commercial Code in the jurisdiction or organization of the Borrower.

(g) The Required DIP Lenders shall be satisfied that the Borrower has complied with all other closing conditions, including by (i) delivering evidence of authority and (ii) obtaining and delivering evidence of any material third party and governmental consents necessary in connection with the DIP Facility, the financing thereunder and related transactions.

(h) The Borrower and the transactions contemplated by this Agreement shall be in compliance with all Applicable Laws.

(i) The DIP Lenders and the DIP Administrative Agent shall have received prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case satisfactory to each DIP Lender and the DIP Administrative Agent.

(j) The Borrower shall have executed and delivered to the DIP Administrative Agent the DIP Loan Documents evidencing the DIP Loans made and to be made under the DIP Facility.

(k) The Borrower shall have delivered a fully executed copy of the Orexigen Ireland Agreement to the DIP Administrative Agent.

(l) The DIP Administrative Agent shall have received all fees payable under the Fee Letter and all other amounts due and payable to the DIP Administrative Agent, the DIP Lenders and their respective Affiliates on or prior to the Closing Date, including, to the extent invoiced prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder. In addition, the DIP Administrative Agent shall have received a fully executed copy of the Fee Letter.

For purposes of determining compliance with the conditions specified in this Section 7.1, each DIP Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a DIP Lender unless the DIP Administrative Agent shall have received written notice from such DIP Lender prior to the proposed Closing Date specifying its objection thereto.

Section 7.2 Conditions to Full Availability. In order for the Borrower to borrow New Money Loans not included in the Interim DIP Facility, not later than thirty (30) calendar days following the Interim DIP Order Entry Date (unless such date is extended by the Required DIP Lenders), the Final DIP Order shall have been entered by the Bankruptcy Court (and which shall be in form substantially consistent with this Agreement with such changes or modifications from the Interim DIP Order as are approved by the Required DIP Lenders and the DIP Administrative Agent).

Section 7.3 Conditions to All DIP Loans. Unless otherwise indicated below, the obligation of the DIP Lenders to make each DIP Loan (including the Interim DIP Facility) shall be subject to the prior or concurrent satisfaction by the Borrower (unless waived by the Required DIP Lenders) of each of the following:

(a) The Interim DIP Order or the Final DIP Order, as the case may be, shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any challenge.

(b) All “Conditions to Interim DIP Facility” set forth in Section 7.1 shall have been satisfied (unless waived by the Required DIP Lenders) in a manner satisfactory to the Required DIP Lenders and the DIP Administrative Agent.

(c) The Borrower shall be in compliance with the Interim DIP Order (prior to entry of the Final DIP Order), the Final DIP Order and the DIP Facility.

(d) The DIP Administrative Agent and the DIP Lenders shall have received (i) all periodic updates required under the Budget, (ii) the Reconciliation Report, and (iii) all other deliverables pursuant to the DIP Loan Documents on a timely basis.

(e) All costs, fees, expenses (including (i) the fees and disbursements of Quinn, Emanuel, Urquhart & Sullivan, LLP as counsel to certain of the DIP Lenders and certain other Holders, (ii) Brown Rudnick, LLP as counsel to the 1992 Funds, (iii) Arnold & Porter Kaye Scholer LLP as counsel to the DIP Administrative Agent, and (iv) local counsel of the DIP Lenders and DIP Administrative Agent, in connection with the administration of the DIP facility and any other matter related to the DIP Facility or the Chapter 11 Case, other reasonable legal fees and disbursements, any other compensation contemplated herein and in the DIP Loan Documents, and any amounts owed to the Trustee or Prepetition Collateral Agent payable under the Prepetition Note Documents shall have been paid to the extent due and the Borrower shall have complied in all respects with all of its other obligations to the DIP Administrative Agent and the DIP Lenders.

(f) Except as disclosed in writing, since the Petition Date no event that constitutes a Material Adverse Effect in the operations, assets, revenues, financial condition, profits or prospects of the Borrower (other than by virtue of the commencement or continuation of the Chapter 11 Case) shall have occurred.

(g) No trustee, examiner or receiver shall have been appointed or designated with respect to the Borrower or its properties or assets and no motion filed by a Debtor Party, or any other Person other than a Debtor Party that is not contested in good faith by the Borrower, shall be pending seeking any such relief or seeking any other relief in the Bankruptcy Court to exercise control over DIP Collateral.

(h) There shall exist no claim, action, suit, investigation, Litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality (i) which relates to the DIP Facility or the transactions contemplated thereby and (ii) which is not disclosed in a schedule to the DIP Loan Documents.

(i) No DIP Event of Default has occurred and is continuing.

(j) The representations and warranties of the Borrower contained herein or any other DIP Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date hereof (unless such representation is expressly limited to a prior date).

(k) No notice shall exist of any challenge by a Debtor Party or by any Person other than a Debtor Party that is not contested in good faith by the Borrower, of any priority, Super-priority Claim, DIP Lien, Lien, Prepetition Lien, claim, right or remedy of the DIP Administrative Agent, the DIP Lenders, the Trustee, the Prepetition Collateral Agent, or the Holders with respect to the DIP Collateral, Pledged Collateral, or other property, or assets of the Borrower or with respect to this DIP Facility and/or any Chapter 11 Order.

(l) Receipt by the DIP Administrative Agent of a Notice of Borrowing within the time period contemplated by Section 2.2(c).

(m) Satisfaction of any other condition reasonably requested by the Required DIP Lenders that arises out of or is related to the use of funds under the DIP Facility.

ARTICLE 8 – PRIORITY OF DIP LIENS; SECURITY AGREEMENT

Section 8.1 Generally. To secure payment of the DIP Obligations, subject to the Chapter 11 Orders, the Borrower hereby grants to the DIP Administrative Agent, for the benefit of the DIP Lenders,

liens upon, and security interest in, subject to the Carve-Out and priorities set forth in Section 8.2 (collectively, the “DIP Liens”), in and to the following, now existing or hereafter acquired (collectively, the “DIP Collateral”):

(a) the Collateral;

(b) all funds of the Borrower on deposit from time to time;

(c) all Personal Property (including all Intellectual Property);

(d) Designation Rights with respect to all real property leases (“Real Property Leases”), including, without limitation, the Real Property Lease described on Schedule 3;

(e) all proceeds of Avoidance Actions other than Excluded Avoidance Actions, subject to the entry of the Final DIP Order; and

(f) and all products, proceeds, replacements, substitutions, accessions and additions of any of the foregoing.

Section 8.2 Priority. The Borrower hereby covenants, represents and warrants that, upon entry of the Chapter 11 Orders and subject to the Carve-Out and Excluded Avoidance Actions, at all times:

(a) all DIP Obligations, including all DIP Loans under the DIP Facility, shall pursuant to Bankruptcy Code section 364(c)(1), constitute allowed Super-priority Claims in the Chapter 11 Case, which Super-priority Claims are superior to all other Super-priority Claims and other claims against the Borrower in the Chapter 11 Case, including, for the avoidance of doubt, the Super-priority Claim granted as adequate protection in respect of the Prepetition Secured Notes;

(b) all DIP Obligations, including all DIP Loans under the DIP Facility, and the DIP Liens against the DIP Collateral securing the DIP Obligations shall:

(i) pursuant to section 364(c)(2) of the Bankruptcy Code, constitute valid, fully perfected and enforceable, senior first priority DIP Liens on all DIP Collateral that is not subject to an existing valid, fully perfected and enforceable Lien or valid Liens in existence as of the Petition Date that are perfected subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code, including all cash advanced as New Money Loans and all products and proceeds of the New Money Loans; provided, that such DIP Liens shall be immediately junior to any Liens perfected subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code to the extent such Liens have priority over the Liens securing the Prepetition Secured Notes;

(ii) pursuant to section 364(c)(3) of the Bankruptcy Code, constitute valid, fully perfected and enforceable, junior priority DIP Liens on all DIP Collateral encumbered by Permitted Exceptions, which DIP Liens shall be immediately junior to the Liens underlying the Permitted Exceptions and senior to all other Liens on such DIP Collateral (including the Prepetition Liens, Adequate Protection Liens and Existing Primed DIP Secured Obligations); and

(iii) pursuant to Bankruptcy Code section 364(d), constitute valid, fully perfected, enforceable, first priority, priming DIP Liens on all DIP Collateral subject to a Lien as of the Petition Date, and which shall be senior to all Existing Primed DIP Secured Obligations

(including Prepetition Liens) and Adequate Protection Liens; provided, that such DIP Liens shall be immediately junior to any Liens underlying the Permitted Exceptions.

Section 8.3 Identification of Collateral. No submission by the Borrower to the DIP Administrative Agent of a schedule or other particular identification of DIP Collateral shall be necessary to grant to the DIP Administrative Agent a DIP Lien upon, or to vest in the DIP Administrative Agent security title to and a security interest in each and every item of DIP Collateral now existing or hereafter created or acquired, but rather such Lien, security title and security interest shall vest in the DIP Administrative Agent immediately upon the creation or acquisition or any item of DIP Collateral hereafter created or acquired, without the necessity for any other or further action by any the Borrower or by the DIP Administrative Agent.

Section 8.4 Perfection and Maintenance of Liens.

(a) The DIP Liens securing the DIP Obligations shall be effective and perfected automatically and without further action by the DIP Administrative Agent, DIP Lenders or Borrower pursuant to and upon entry of the Interim DIP Order (with respect to the Interim DIP Facility) and the Final DIP Order. No filing or registration of any kind shall be required in order to perfect the DIP Liens granted herein or in any other Security Document. Nevertheless, the DIP Administrative Agent or the Required DIP Lenders may elect, from an abundance of caution and in order to remove uncertainty, to file or record all such financing statements, mortgages, deeds of trust, deeds to secure debt, pledge agreements, affidavits, security agreements, fixture filings, assignments, memoranda or other documents, instruments or evidences of perfection with respect to the DIP Collateral as the DIP Administrative Agent or the Required DIP Lenders may deem appropriate (collectively referred to herein as the “Security Documents”), and no such filing or recording shall in any manner alter, diminish or otherwise limit the automatic perfection of all DIP Liens granted by the Chapter 11 Orders.

(b) In order to further evidence and perfect DIP Liens, the Borrower agrees that it shall execute and deliver to the DIP Administrative Agent all such Security Documents as the DIP Administrative Agent or the Required DIP Lenders may from time to time reasonably request.

(c) The Borrower authorizes the DIP Administrative Agent (or its designee) to prepare and record or file all such notices or instruments of perfection as may be necessary or desirable, in the sole discretion of the DIP Administrative Agent or the Required DIP Lenders, to establish, perfect and maintain the DIP Liens upon the DIP Collateral including Uniform Commercial Code financing statements (collectively referred to herein as the “Perfection Documents”).

(d) The Borrower hereby appoints the DIP Administrative Agent as its true and lawful attorney-in-fact (without requiring the DIP Administrative Agent to act as such), which power shall be coupled with an interest and irrevocable, for the limited purpose to prepare and record or file any Security Documents or Perfection Documents, and to perform all other acts that the DIP Administrative Agent deems appropriate, to establish, perfect, maintain and continue the DIP Liens upon the DIP Collateral.

Section 8.5 Costs of Perfection and Enforcement. The Borrower shall reimburse the DIP Administrative Agent for the payment of all costs, expenses and taxes of any kind or character incurred in connection with filing, recording or enforcing the Security Documents or the Perfection Documents, with all such costs and expenses being automatically added to the principal amount of the DIP Loans.

Section 8.6 Further Assurances. Without limiting any other provisions hereof or in any of the other DIP Loan Documents, upon request by the DIP Administrative Agent or the Required DIP Lenders, the Borrower will make, execute and deliver or cause to be made, executed and delivered to the DIP Administrative Agent and, where appropriate, cause to be recorded or filed, as applicable, and from time to time thereafter to be re-recorded or refiled, as applicable, at such time and in such offices and places as shall be deemed necessary by the DIP Administrative Agent or the Required DIP Lenders, any and all such instruments of further assurance, certificates and other documents as may, in the opinion of the DIP Administrative Agent or the Required DIP Lenders, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve, the operation and effect of this Agreement, the Security Documents and the DIP Liens.

Section 8.7 Adequate Protection Obligations. Pursuant to the Chapter 11 Orders, the Prepetition Collateral Agent, for the benefit of the Holders, shall be granted the following protection (as may be amended from time to time with the approval of the Bankruptcy Court, the “Prepetition Secured Notes Protection”) pursuant to sections 361, 507, 363(e) and 364(d)(1) of the Bankruptcy Code or otherwise, in connection with: (a) (i) the priming of the Prepetition Liens securing the Prepetition Secured Notes to be effectuated by the DIP Liens and DIP Facility, (ii) the use of the Pledged Collateral (including Cash Collateral), and (iii) all of the other transactions contemplated by the DIP Facility, and (b) for any diminution in the value of the pre-petition Liens of the Prepetition Collateral Agent, for the benefit of the Holders, whether or not such diminution in value results from the sale, lease or use by the Borrower of the Pledged Collateral securing the Existing Primed DIP Secured Obligations (including Cash Collateral), the priming of the Prepetition Liens securing the Prepetition Secured Notes or the stay of enforcement of any Prepetition Lien securing the Prepetition Secured Notes arising from sections 105 or 362 of the Bankruptcy Code, or otherwise:

(a) Adequate Protection Liens. The Prepetition Collateral Agent shall be granted for the benefit of the Holders, effective and perfected as of the Interim DIP Order Entry Date and without the necessity of the execution of mortgages, deeds of trust, security agreements, pledge agreements, control agreements, financing statements or other agreements, a valid and perfected security interest in and lien on all assets of the Borrower and in the same relative priority and to the same extent, priority, enforceability, unavoidability and validity applicable to the respective Prepetition Secured Parties’ Prepetition Liens in the Pledged Collateral, which liens and security interests are junior and subordinate only to (i) the Carve-Out, (ii) the DIP Liens, (iii) the DIP Obligations, (iv) the Super-priority Claims of the DIP Administrative Agent, and (v) the Permitted Exceptions (“Adequate Protection Liens”).

(b) Super-priority Claim. Pursuant to and upon the entry of the Interim DIP Order, the Prepetition Collateral Agent, on behalf of the Holders, shall be granted, subject to the Carve-Out, an allowed Super-priority Claim junior only to the Super-priority Claim of the DIP Administrative Agent and any Permitted Exceptions; provided that the Trustee and the Prepetition Collateral Agent and Holders shall not receive or retain any payments, property or other amounts in respect of such Super-priority Claim unless and until the DIP Obligations have indefeasibly been paid in cash in full.

(c) Fees and Expenses. The Borrower shall make current cash payments payable under the Prepetition Note Documents to the Trustee or the Prepetition Collateral Agent for all professional fees and expenses incurred by the Trustee or Prepetition Collateral Agent in connection with enforcement of the Prepetition Note Documents and the Chapter 11 Case, subject to the delivery of a Fee Notice, as defined in, and in the manner set forth in the Interim DIP Order.

(d) Financial Reporting. The Borrower shall (a) provide the Trustee and its advisors with unaudited quarterly financial statements within sixty (60) calendar days after the conclusion of each quarter, and (b) shall provide the Trustee with any other reporting as reasonably required by the Required DIP Lenders.

(e) The Borrower shall consent to the appointment of any successor Trustee designated by the Required Holders.

ARTICLE 9 – DIP EVENTS OF DEFAULT

Section 9.1 DIP Events of Default. The occurrence of any of the following events shall constitute a DIP Event of Default:

(a) The Borrower shall fail to pay (i) any principal of the DIP Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or (ii) within three (3) Business Days, any interest on the DIP Loans, fees or other sums due hereunder or under the Fee Letter, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment.

(b) The Borrower shall fail to comply with the Agreed Covenants or any of the other terms and conditions of the DIP Loan Documents, or the Chapter 11 Orders; provided, that, the Borrower shall not be required to comply with any Agreed Covenant to the extent that (i) the Required DIP Lenders have granted the Borrower an exception thereto in writing, (ii) compliance would conflict, or otherwise be inconsistent, with any provisions of this Agreement, the Chapter 11 Orders, any other orders of the Bankruptcy Court, or the Bankruptcy Code, or (iii) the cost of compliance is not included in the Budget and the Required DIP Lenders shall have failed to agree to an amendment to the Budget or to otherwise make funds available to fund the cost of compliance therewith.

(c) Any of the 363 Sale Milestones shall not have been timely satisfied, except as otherwise consented to in writing by the Required DIP Lenders.

(d) The Chapter 11 Case shall be dismissed or converted to a Chapter 7 case under the Bankruptcy Code.

(e) A trustee, examiner or receiver with enlarged powers shall be appointed or designated on a final basis in the Chapter 11 Case.

(f) Except as expressly set forth in the Interim DIP Order, the Final DIP Order or this Agreement, the Borrower (1) incurs any additional post-petition Debt (other than ordinary course trade Debt and insurance premium financing consistent with prior practice) or (2) grants or requests authority to grant any Lien or security interest to secure such post-petition Debt.

(g) Any Chapter 11 Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or the Borrower shall apply for authority to do so) without the written consent of the Required DIP Lenders or any Chapter 11 Order shall cease to be in full force and effect.

(h) The Final DIP Order Entry Date shall not have occurred (subject to the Bankruptcy Court’s availability) within thirty (30) calendar days after the Interim DIP Order Entry Date (unless such date is extended by the Required DIP Lenders).

(i) A Debtor Party shall take any action, including the filing of an application, in support of any of (a) through (g) hereof, or any Person other than the Borrower shall do so and such application is not contested in good faith by the Borrower.

(j) A Debtor Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any pre-petition claim other than (x) as provided for in a First Day Order and included in the Budget or (y) otherwise consented to by the Required DIP Lenders in writing, (ii) granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $100,000 in the aggregate or to permit other actions that would have a Material Adverse Effect on the Borrower or its estate, or (iii) approving any settlement or other stipulation not approved by the Required DIP Lenders and not included in the Budget with any secured creditor of the Borrower providing for payments as adequate protection (other than the adequate protection payments as set forth in Section 8.7), or otherwise to such secured creditor.

(k) The Bankruptcy Court shall enter an order granting relief from the automatic stay to the holder of any security interest in any material asset of the Borrower.

(l) Any material contract is rejected or otherwise terminated or any material property of the Borrower is sold, in each instance, without the prior written consent of the Required DIP Lenders.

(m) A Debtor Party files a motion without the express written consent of the Required DIP Lenders or any Person other than a Debtor Party shall do so and such application is not contested in good faith by the Borrower and such motion is granted, to obtain additional financing from a Party other than the DIP Lenders under section 364(d) of the Bankruptcy Code or to use Cash Collateral of a DIP Lender under section 363(c) of the Bankruptcy Code.

(n) Entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of the Borrower to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code, without the prior written consent of the Required DIP Lenders.

(o) The Borrower shall support any other Person’s opposition of any motion made in the Bankruptcy Court by the DIP Administrative Agent or the DIP Lenders seeking confirmation of the amount of the DIP Lenders’ claims or the validity and enforceability of the Liens in favor of the DIP Administrative Agent.

(p) (i) Any Debtor Party shall seek to, shall support, acquiesce in, or not challenge (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or on behalf of the Borrower) any other Person’s motion to, disallow in whole or in part the DIP Lenders’ claims in respect of the DIP Obligations or to challenge the validity and enforceability of the Liens in favor of the DIP Administrative Agent or contest any material provision of any DIP Loan Documents, (ii) such Liens and/or Super-priority claims shall otherwise cease to be valid, perfected and enforceable in all respects, or (iii) or any provision of any DIP Loan Documents shall cease to be effective.

(q) Any judgments which are in the aggregate in excess of $250,000 (not covered by insurance), as to any post-petition obligation shall be rendered against the Borrower and the enforcement thereof shall not be stayed.

(r) (i) Any Debtor Party shall file any pleading or proceeding which could reasonably be expected to result in an impairment of the rights or interests of the DIP Administrative Agent or the DIP Lenders or (ii) entry of an order of the Bankruptcy Court with respect to any pleading or proceeding brought by any other Person which results in such impairment of the rights or interests of the DIP Administrative Agent or the DIP Lenders.

(s) The Borrower shall fail to execute and deliver to the DIP Administrative Agent any agreement, financing statement, trademark filing, copyright filing, mortgages, notices of lien or similar instruments or other documents that the DIP Administrative Agent or the Required DIP Lenders may reasonably request from time to time to more fully evidence, confirm, validate, perfect, preserve and enforce the DIP Liens created in favor of the DIP Secured Parties.

(t) With respect to other Debt of the Borrower, the Borrower shall fail to pay at maturity, or within any applicable period of grace, any obligation for Debt in excess of $250,000 or fail to observe or perform any material term, covenant or agreement (other than any such obligation with respect to which the Bankruptcy Code prohibits the Borrower from complying with such obligation or permits the Borrower not to comply with such obligation) contained in any agreement by which it is bound, evidencing or securing Debt in excess of $100,000 for such period of time as would permit (assuming the lapse of time and/or giving of appropriate notice if required and assuming such breach has not been cured within the applicable grace period thereunder) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof.

(u) There shall occur, in any single event or in a series of events (related of unrelated) any damage to, or loss, theft or destruction of, any DIP Collateral in an amount greater than $1,000,000 that is not covered by insurance.

(v) (i) Any Debtor Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the DIP Administrative Agent and/or the DIP Lenders, claims or rights against such Person or to subject any DIP Collateral to assessment pursuant to section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by the Chapter 11 Orders with respect to DIP Collateral shall, for any reason, cease to be valid or (iii) any action is commenced by the Borrower which contests the validity, perfection or enforceability of any of the liens and security interests of the DIP Administrative Agent and/or the DIP Lenders created by the Chapter 11 Orders.

(w) Any Debtor Party takes any action that would adversely affect the rights, remedies, claims, liens or recovery of the DIP Lenders and/or the Prepetition Collateral Agent and the Trustee (on behalf of the Holders).

(x) Any Person, including, but not limited to, the Debtor Parties, files a plan of reorganization or a motion to sell all or substantially all of the Borrower’s assets, in either case, without the express prior written consent of the Required DIP Lenders (other than as contemplated under this Agreement).

(y) The Borrower or Orexigen Ireland executes or enters into a definitive purchase or sale agreement with respect to the assets of the Borrower (including, but not limited to, any stalking horse purchase or sale agreement), or otherwise pursues any sale transaction, in either case, without the express prior written consent of the Required DIP Lenders, other than as contemplated under this Agreement and any 363 Sale Order.

(z) The Borrower transfers any assets to Orexigen Ireland outside the Ordinary Course of Business without the written consent of the Required DIP Lenders.

Section 9.2 Remedies.

(a) Immediately upon the occurrence and during the continuation of a DIP Event of Default, the DIP Administrative Agent may, in its sole discretion, and at the direction of the Required DIP Lenders shall (without further notice or grace period, unless required by Applicable Law), take any or all of the following actions:

(i) declare all DIP Obligations to be immediately due and payable;

(ii) declare the termination, reduction or restriction of any remaining New Money Loan Commitments, to the extent any such New Money Loan Commitments remain;

(iii) terminate the DIP Facility as to any future liability or obligation of the DIP Administrative Agent and the DIP Lenders, but without affecting any of the DIP Obligations, DIP Liens or Super-priority Claims;

(iv) declare a termination, reduction or restriction on the ability of the Borrower to use any Cash Collateral derived solely from the proceeds of DIP Collateral (any such declaration shall be made to the Borrower, the official committee of unsecured creditors of the Borrower (if applicable) and the United States Trustee;

(v) exercise the rights of a secured party upon default under the UCC; and/or

(vi) exercise any and all rights and remedies available under any of the Prepetition Note Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral.

(b) Following five (5) Business Days’ notice of such DIP Event of Default to the Borrower, any official committee of unsecured creditors (if applicable), and the Office of the U.S. Trustee, unless such DIP Event of Default is cured within such time or an order of the Bankruptcy Court is entered to the contrary, the DIP Administrative Agent and the DIP Lenders shall have relief from the automatic stay to exercise remedies under the DIP Loan Documents, the Chapter 11 Orders, and Applicable Law, subject to the Carve-Out.

(c) The Borrower and the DIP Lenders hereby irrevocably authorize the DIP Administrative Agent, upon the direction of the Required DIP Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the DIP Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under section 363 of the Bankruptcy Code of the United States or any similar laws in any other jurisdictions to which the Borrower is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the DIP Collateral at any other sale or foreclosure conducted by the DIP Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. In connection with any such credit bid and purchase, the DIP Obligations owed to the DIP Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with DIP Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the DIP Administrative Agent to credit bid and purchase at such sale or other disposition of the DIP Collateral and, if such claims cannot be estimated without unduly delaying the ability of the DIP Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the DIP Lenders whose DIP Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their DIP Obligations credit bid in relation to the aggregate amount of DIP Obligations so credit bid in the asset or assets so purchased (or in the capital stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the DIP Administrative Agent or the Borrower at any time, the DIP Lenders will confirm in writing the DIP Administrative Agent’s authority to release any such liens on particular types or items of DIP Collateral pursuant to this Section 9.2(c).

(d) The DIP Lenders acknowledge that, subject to payment in full in cash of the DIP Obligations, the Prepetition Collateral Agent (upon the direction of the Required Holders) may credit bid all or any portion of the Pledged Collateral that is subject to a senior lien in favor of the Prepetition Collateral Agent (for the benefit of the Holders) offered for sale in accordance with the procedures in the preceding clause (c), and that any other bids must include sufficient cash to pay off the DIP Facility in cash in full.

Section 9.3 Terminated Use of Cash Collateral. Following five (5) Business Days’ notice of a DIP Event of Default to the Borrower, any official committee of unsecured creditors (if applicable), and the Office of the U.S. Trustee, unless such DIP Event of Default is cured within such time or an order of the Bankruptcy Court is entered to the contrary, without limitation of any of the remedies set forth in this Agreement and the other DIP Loan Documents, the Borrower shall have no right to use or seek to use any Cash Collateral in which the DIP Administrative Agent, DIP Lenders, or Prepetition Collateral Agent has an interest, other than in connection with funding and/or reserving amounts to fund the Carve-Out.

Section 9.4 Setoff Rights. During the continuance of any DIP Event of Default, each DIP Lender is hereby authorized by the Borrower at any time or from time to time, with reasonably prompt subsequent notice to the Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such DIP Lender at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower), and (b) other property at any time held or owing by such DIP Lender to or for the credit or for the account of the Borrower or any of its Subsidiaries, against and on account of any of the DIP Obligations.

Section 9.5 Application of Proceeds.

(a) Notwithstanding anything to the contrary contained in this Agreement, following the occurrence and during the continuance of a DIP Event of Default, the DIP Administrative Agent shall apply any and all payments received by the DIP Administrative Agent in respect of the DIP Obligations, and any and all proceeds of DIP Collateral received by the DIP Administrative Agent, in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to the DIP Administrative Agent with respect to this Agreement, the other DIP Loan Documents or the DIP Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any DIP Lender with respect to this Agreement, the other DIP Loan Documents or the DIP Collateral; third, to accrued and unpaid interest on the DIP Loans; fourth, to the unpaid principal of the DIP Loans; fifth, to any other indebtedness or obligations of the Borrower owing to the DIP Administrative Agent or any DIP Lender under the DIP Loan Documents. Any balance remaining shall be delivered to the

Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (ii) each of the Parties entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

Section 9.6 Waivers.

(a) No failure or delay by the DIP Administrative Agent or any DIP Lender in exercising any right, remedy, power or privilege under this Agreement, any other DIP Loan Document or the Chapter 11 Orders, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided in this Agreement, the other DIP Loan Documents, and the Chapter 11 Orders, are cumulative and not exclusive of any remedies provided by Applicable Law.

(b) Without limiting the generality of anything contained in this Agreement or the other DIP Loan Documents, the Borrower agrees that if a DIP Event of Default has occurred and is continuing (i) the DIP Administrative Agent shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all DIP Liens and other rights, remedies or privileges provided to the DIP Administrative Agent shall remain in full force and effect until the DIP Administrative Agent has exhausted all remedies against the DIP Collateral such that that the DIP Obligations shall have been satisfied in full.

(c) Nothing contained herein or in any other DIP Loan Document shall be construed as requiring the DIP Administrative Agent to, following the occurrence and continuation of a DIP Event of Default, resort to any part of the DIP Collateral for the satisfaction of any of the Borrower’s obligations under the DIP Loan Documents in preference or priority to any other DIP Collateral, and the DIP Administrative Agent may seek satisfaction out of all of the DIP Collateral or any part thereof, in its absolute discretion in respect of the Borrower’s obligations under the DIP Loan Documents. In addition, the DIP Administrative Agent shall have the right from time to time to partially foreclose upon any DIP Collateral in any manner and for any amounts secured by the DIP Loan Documents then due and payable as determined by the DIP Administrative Agent in its sole discretion. Notwithstanding one or more partial foreclosures, any unforeclosed DIP Collateral shall remain subject to the DIP Liens, DIP Loan Documents and Chapter 11 Orders to secure payment of the remaining DIP Obligations.

Section 9.7 Injunctive Relief. The Parties acknowledge and agree that, in the event of a breach or threatened breach of the Borrower’s obligations under any DIP Loan Documents, the DIP Administrative Agent and the DIP Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to seek an injunction (including a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. The Borrower waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief.

Section 9.8 Marshaling; Payments Set Aside. Neither the DIP Administrative Agent nor any DIP Lender shall be under any obligation to marshal any assets in payment of any or all of the DIP

Obligations. To the extent that the Borrower makes any payment or the DIP Administrative Agent enforces the DIP Liens or the DIP Administrative Agent or any DIP Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the DIP Obligations or part thereof originally intended to be satisfied, and all DIP Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

ARTICLE 10 – DIP ADMINISTRATIVE AGENT

Section 10.1 Appointment and Authorization. Each DIP Lender hereby irrevocably appoints Wilmington Trust to act on its behalf as the DIP Administrative Agent hereunder and under the other DIP Loan Documents and authorizes the DIP Administrative Agent to enter into each of the DIP Loan Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as the DIP Administrative Agent on its behalf and to take such actions and exercise such powers under the DIP Loan Documents as are delegated to the DIP Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article 10 are solely for the benefit of the DIP Administrative Agent and the DIP Lenders and the Borrower shall have no rights as a third-party beneficiary of any of the provisions hereof. The DIP Administrative Agent shall not have, by reason hereof or any of the other DIP Loan Documents, a fiduciary relationship in respect of any DIP Lender or any other Person. It is understood and agreed that the use of the term “agent” herein or in any other DIP Loan Documents (or any other similar term) with reference to the DIP Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The DIP Administrative Agent may perform any of its duties hereunder, or under the DIP Loan Documents, by or through its agents or employees.

Section 10.2 Removal of the DIP Administrative Agent. The DIP Administrative Agent may be removed only upon fifteen (15) days’ prior written notice by the Required DIP Lenders to the DIP Administrative Agent and the Borrower. Upon the effective date of such removal, the DIP Administrative Agent shall be discharged from its duties and obligations hereunder and under the other DIP Loan Documents. After the removal of the DIP Administrative Agent hereunder, the provisions of this Article 10 and Article 11 shall continue in effect for the benefit of such removed DIP Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the removed DIP Administrative Agent was acting as DIP Administrative Agent hereunder and under the other DIP Loan Documents.

Section 10.3 DIP Administrative Agent and Affiliates. The DIP Administrative Agent, if it is a DIP Lender, and in its capacity as such, shall have the same rights and powers under the DIP Loan Documents as any other DIP Lender and may exercise or refrain from exercising the same as though it were not the DIP Administrative Agent, and the DIP Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with the Borrower or Affiliate of the Borrower as if it were not the DIP Administrative Agent hereunder.

Section 10.4 Exculpatory Provisions. The duties of the DIP Administrative Agent shall be mechanical and administrative in nature. The DIP Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any DIP Lender. Nothing in this Agreement or any of the DIP Loan Documents is intended to or shall be construed to impose upon the DIP Administrative Agent any obligation in respect of this Agreement or any of the DIP Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing, the DIP Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or DIP Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other DIP Loan Documents that the DIP Administrative Agent, as applicable, is required to exercise as directed in writing by the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be expressly provided for herein or in the other DIP Loan Documents); provided that the DIP Administrative Agent shall not be required to take any action that, in its respective opinion or the opinion of its counsel, may expose the DIP Administrative Agent to liability or that is contrary to any DIP Loan Document or Applicable Law;

(c) shall not, except as expressly set forth herein and in the other DIP Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the DIP Administrative Agent or any of its Affiliates in any capacity; and

(d) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The DIP Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a DIP Loan, that by its terms must be fulfilled to the satisfaction of a DIP Lender, the DIP Administrative Agent may presume that such condition is satisfactory to such DIP Lender unless the DIP Administrative Agent shall have received written notice to the contrary from such DIP Lender prior to the making of such DIP Loan. The DIP Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5 Liability of the DIP Administrative Agent.

(a) Neither the DIP Administrative Agent nor any of its Related Parties shall be liable to any DIP Lender or any other Person for any action taken or not taken by it (i) with the consent or at the request of the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be necessary, or as the DIP Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.14 and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction. Neither the DIP Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any DIP Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any DIP Loan Document; (c) the satisfaction of any condition specified in any DIP Loan Document; (d) the validity, effectiveness, sufficiency or genuineness of any DIP Loan Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or DIP Event of Default; (f) the financial condition of the Borrower; or (g) the creation, perfection or priority of any Lien purported to be created by any DIP Loan Document. The DIP Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing

(which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper Party or Parties. The DIP Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any DIP Lender to whom payment was due and payable but not made, shall be to recover from other the DIP Lenders any payment in excess of the amount to which they are determined to be entitled (and such other the DIP Lenders hereby agree to return to such DIP Lender any such erroneous payments received by them).

(b) Notwithstanding anything to the contrary contained herein or otherwise, it is hereby acknowledged and agreed by each of the parties hereto that the DIP Administrative Agent shall not (i) be deemed to be a party to any Prepetition Note Document or have any duties, responsibilities or obligations thereunder or in respect thereof and (ii) shall not be deemed to be an agent or other fiduciary for any Holder or other Person in respect of the Prepetition Note Documents or the indebtedness and other obligations owing thereunder.

Section 10.6 Indemnification. Each DIP Lender shall, in accordance with their respective Applicable Percentages, indemnify the DIP Administrative Agent and its Related Parties (to the extent not reimbursed by the Borrower) upon demand against any and all Indemnified Liabilities; provided that no DIP Lender shall be liable for any portion of such Indemnified Liabilities resulting from the DIP Administrative Agent’s (or its Related Party’s, as applicable) gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the DIP Administrative Agent for any purpose shall, in the opinion of the DIP Administrative Agent, be insufficient or become impaired, the DIP Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the DIP Lenders until such additional indemnity is furnished. Without limitation of the foregoing, each DIP Lender shall reimburse the DIP Administrative Agent upon demand for its Applicable Percentage of any costs or out-of-pocket expenses incurred by the DIP Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other DIP Loan Document, or any document contemplated by or referred to herein, to the extent that the DIP Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the DIP Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto Each DIP Lender hereby authorizes the DIP Administrative Agent to set off and apply any and all amounts at any time owing to such DIP Lender under any DIP Loan Document or otherwise payable by the DIP Administrative Agent to such DIP Lender from any source against any amount due to the DIP Administrative Agent under this Section 10.6. The undertaking in this Section 10.6 shall survive termination of the New Money Loan Commitments, the payment of all other DIP Obligations and the resignation and/or replacement of the DIP Administrative Agent.

Section 10.7 Right to Request and Act on Instructions. The DIP Administrative Agent may at any time request instructions from the DIP Lenders or Required DIP Lenders, as applicable, pursuant to the terms of this Agreement or any other DIP Loan Document, with respect to any actions or approvals which by the terms of this Agreement or of any of the DIP Loan Documents, the DIP Administrative Agent is permitted or desires to take or to grant (or to not take or not grant), and if such instructions are requested, the DIP Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the DIP Loan Documents until it shall have received such instructions from the DIP Lenders or Required DIP Lenders, as applicable. Without limiting the foregoing, no DIP Lender shall have any right of action whatsoever against the DIP Administrative Agent as a result of the DIP Administrative Agent acting or refraining from acting under this Agreement or any of the other DIP Loan Documents in accordance with the instructions of the DIP Lenders or Required DIP Lenders, as applicable, and, notwithstanding the instructions of DIP Lenders or Required DIP Lenders, as applicable, the DIP Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate Applicable Law or expose the DIP Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of this Agreement.

Section 10.8 Credit Decision. Each DIP Lender acknowledges that it has, independently and without reliance upon the DIP Administrative Agent or any other DIP Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each DIP Lender also acknowledges that it will, independently and without reliance upon the DIP Administrative Agent or any other DIP Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the DIP Loan Documents or Chapter 11 Orders.

Section 10.9 Agency for Perfection. The DIP Administrative Agent and each DIP Lender hereby appoint each other DIP Lender as agent for the purpose of perfecting the DIP Liens in DIP Collateral which, in accordance with the UCC, can be perfected by possession or control. If any DIP Lender (other than the DIP Administrative Agent) obtains possession or control of any such DIP Collateral, such DIP Lender shall notify the DIP Administrative Agent in writing thereof, and, promptly upon the DIP Administrative Agent’s request therefor, shall deliver such DIP Collateral to the DIP Administrative Agent or in accordance with the DIP Administrative Agent’s reasonable instructions or transfer control to the DIP Administrative Agent in accordance with the DIP Administrative Agent’s reasonable instructions. Each DIP Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any DIP Collateral unless instructed to do so by the DIP Administrative Agent (or consented to by the DIP Administrative Agent), it being understood and agreed that such rights and remedies may be exercised only by the DIP Administrative Agent.

Section 10.10 Notice of Default. The DIP Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or DIP Event of Default unless the DIP Administrative Agent shall have received written notice from a DIP Lender or the Borrower referring to this Agreement, describing such Default or DIP Event of Default and stating that such notice is a “notice of default.” The DIP Administrative Agent will promptly notify each DIP Lender of its receipt of any such notice. The DIP Administrative Agent shall take such action with respect to such Default or DIP Event of Default as may be requested by the DIP Lenders or Required DIP Lenders, as applicable pursuant to the terms of this Agreement, in accordance with the terms hereof. Unless and until the DIP Administrative Agent has received any such request, the DIP Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or DIP Event of Default as it shall deem advisable or in the best interests of the DIP Lenders.

Section 10.11 Resignation of the DIP Administrative Agent; Successor DIP Administrative Agent.

(a) The DIP Administrative Agent may at any time give notice of its resignation to the DIP Lenders and the Borrower. Upon receipt of any such notice of resignation, the DIP Lenders shall have the right to appoint a successor DIP Administrative Agent. If no such successor shall have been so appointed by the DIP Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring the DIP Administrative Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice of resignation from the DIP Administrative Agent and, from and following delivery of such notice,

(i) the retiring DIP Administrative Agent shall be discharged from its duties and obligations hereunder and under the other DIP Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through the DIP Administrative Agent shall instead be made by or to each DIP Lender directly, until such time as the DIP Lenders appoint a successor DIP Administrative Agent as provided for herein.

(b) Upon the acceptance of a successor’s appointment as the DIP Administrative Agent pursuant to clause (a) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) DIP Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring DIP Administrative Agent as of the effective date of its resignation), and the retiring the DIP Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other DIP Loan Documents (if not already discharged therefrom as provided above in this Section 10.11). The fees payable by the Borrower to a successor DIP Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring the DIP Administrative Agent’s resignation hereunder and under the other DIP Loan Documents, the provisions of this Article and all indemnity and expense reimbursement provisions herein applicable to the DIP Administrative Agent shall continue in effect for the benefit of such retiring DIP Administrative Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring the DIP Administrative Agent was acting or was continuing to act as the DIP Administrative Agent.

(c) The DIP Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other DIP Loan Document by or through any one or more sub-agents appointed by the DIP Administrative Agent. The DIP Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the DIP Administrative Agent and any such sub-agent, and shall apply to the activities as such DIP Administrative Agent. The DIP Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the DIP Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

ARTICLE 11 – EXPENSES AND INDEMNITY

Section 11.1 Expenses; Indemnity.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the DIP Administrative Agent (including, but not limited to, the fees and expenses of Arnold & Porter Kaye Scholer LLP and Duane Morris LLP, as counsel to the DIP Administrative Agent), the DIP Lenders (including, but not limited to, the fees and expenses incurred by Quinn Emanuel Urquhart & Sullivan, LLP, as counsel to certain of the DIP Lenders and certain of the Holders, local counsel to the DIP Lenders, and Brown Rudnick, LLP, as counsel to the 1992 Funds) and their respective Affiliates (including, in each case, the reasonable fees, charges and disbursements of counsel and advisors for such Persons, including local counsel to such persons in any relevant jurisdiction), in connection with the preparation, negotiation, execution, delivery and administration of the DIP Facility and the DIP Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), or related to the Chapter 11 Case and (ii) all documented out-of-pocket expenses incurred by the DIP Administrative Agent and the DIP Lenders (including, in each case, the fees, charges and disbursements of counsel (including local counsel to such persons in any relevant jurisdiction) and advisors for the DIP Lenders) in connection with the enforcement or protection of its rights (A) relating to or arising out of, in connection with or the result of the DIP Facility and the DIP Loan Documents, (B) relating to or arising out of, in connection with, or as a result of, the DIP Loans made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such DIP Loans, or (C) relating to or arising out of, in connection with or the result of the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or document request) related to the DIP Facility, the DIP Loan Documents or the DIP Loans in any action, litigation, investigation, or proceeding. The indemnification provided under this Section 11.1(a) to each DIP Lender shall extend to (i) any entity which serves as a manager or investment advisor to such DIP Lender and (ii) all officers, directors and employees of such a manager or advisor, regardless of whether such persons or entities are otherwise considered to be Affiliates under the definition of that term in this agreement.

Section 11.2 Indemnification by the Borrower. The Borrower shall indemnify the DIP Administrative Agent (and any sub-agent thereof), each DIP Lender and each Related Party of any of the foregoing persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of any DIP Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the Parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the DIP Administrative Agent (and any sub-agent thereof) and its related Parties only, the administration of the DIP Facility and the DIP Loan Documents, (ii) any DIP Loan or the use or proposed use of the proceeds therefrom, (iii) any breach or violation by the Borrower of its obligations under, or any misrepresentation by the Borrower contained in, this DIP Facility or the other DIP Loan Documents, or (iv) any other action or inaction by, or matter which is the responsibility of, the Borrower, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by or on behalf of any Person (including the Borrower), and regardless of whether any Indemnitee is a Party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower has obtained a final and nonappealable judgment in their favor on such indemnification claim by such Indemnitee as determined by a court of competent jurisdiction. This provision shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim. It is understood and agreed that the indemnification obligations under the Prepetition Note Documents shall survive the Closing Date and the repayment of the DIP Loans and exercise of any remedies in connection therewith and shall continue as indemnification obligations hereunder following the Closing Date or exercise of any such remedies subject to the terms hereof and thereof.

Section 11.3 Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Party or any beneficiary hereof shall assert, and each Party and beneficiary hereto hereby waives, any claim against any Indemnitee or any other Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other DIP Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any DIP Loan or the use of the proceeds thereof, or the Chapter 11 Orders.

Section 11.4 Payments. All amounts due under Section 11.1 and Section 11.2 shall be payable promptly after demand therefor; provided that all requests for payment or reimbursement of fees and expenses shall be subject to the delivery of a Fee Notice, as defined in, and in the manner set forth in the Interim DIP Order.

Section 11.5 Survival. Each Party’s obligations under Section 11.1 and Section 11.2 shall survive the termination of the DIP Loan Documents and payment of the obligations hereunder.

ARTICLE 12 – MISCELLANEOUS

Section 12.1 Notices.

(a) Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and shall be deemed received (i) when personally delivered to the Person or department if one is designated, (ii) one (1) Business Day following the date deposited with a national overnight courier, fees prepaid, (iii) three (3) calendar days following the date deposited with U.S. certified or registered mail, return receipt requested, postage prepaid, (iv) when sent by facsimile (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) or (v) when sent by electronic mail, to the extent provided in clause (b) below, and addressed in each such case to the applicable Parties at their respective addresses set forth below (or in the case of a Person that becomes a DIP Lender after the date thereof, in its Administrative Questionnaire in the form attached hereto as Exhibit E) or such other single address as a Party may designate in a written notice given as herein provided (except that a change of address notice shall not be effective until actually received by the other Parties).

If to Borrower:

Orexigen Therapeutics, Inc.

3344 North Torrey Pines Court, Suite 200

La Jolla, CA, 92037

Attn:     Tom Lynch

Facsimile: (858) 875-8650

Email: tlynch@orexigen.com

with a copy (which will not constitute notice) to:

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

Attn:     Christopher R. Donoho, III

     Christopher R. Bryant

Facsimile: (212) 918-3000

Email: chris.donoho@hoganlovells.com

    christopher.bryant@hoganlovells.com

If to any DIP Lender:

Quinn Emanuel Urquhart &Sullivan LLP

865 S. Figueroa Street, 10th Floor

Los Angeles, CA 90017

Attn:     Eric Winston

     Bennett Murphy

Facsimile: (213) 443-3100

Email: ericwinston@quinnemanuel.com

    bennettmurphy@quinnemanuel.com

and

1992 Funds

40 West 57th Street - 32nd Floor

New York, NY 10019

Attn:     Damon P. Meyer

Facsimile: (646) 344-4747

Email: damon.meyer@highbridge.com

and

Brown Rudnick, LLP

Seven Times Square

New York, NY 10036

Attn:     Robert J. Stark

    Steven B. Levine

Facsimile: (617) 289-0418

Email: slevine@brownrudnick.com

    rstark@brownrudnick.com

and

Nineteen77 Global Multi-Strategy Alpha Master Limited

c/o UBS O’Connor LLC

1 North Wacker Drive, 32 Floor

Chicago, IL 60606

Attn:     Joseph Workman

 Andrew Martin

Email: joseph.workman@ubs.com

andy.martin@ubs.com

If to DIP Administrative Agent:

Wilmington Trust, National Association,

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn:     Josh James

Telephone:(612) 217-5637

Telecopy:(612) 217-5651

Email: jjames@wilmingtontrust.com

with a copy to (which copy shall not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, NY 10019-9710

Attn: Alan Glantz and Tyler Nurnberg

Telephone: (212) 836-7253; (312) 583-2323

Facsimile: (212) 836-6763; (312) 583-2530

Email: alan.glantz@arnoldporter.com

tyler.nurnberg@arnoldporter.com

(b) Notices and other communications to the DIP Administrative Agent and any DIP Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites, including the Platform) pursuant to procedures approved by the DIP Administrative Agent, provided that the foregoing shall not apply to notices to the DIP Administrative Agent or any DIP Lender pursuant to Article 2 if such Person has notified the DIP Administrative Agent in writing that it is incapable of receiving notices under such Article 2 by electronic communication. The DIP Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the DIP Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(c) Each Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the transmitting Party, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d) The Borrower agrees that the DIP Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the DIP Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any DIP Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, or the DIP Administrative

Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the DIP Administrative Agent pursuant to any DIP Loan Document or the transactions contemplated therein which is distributed to the DIP Administrative Agent or any DIP Lender by means of electronic communications pursuant to this Section, including through the Platform.

(e) The Borrower hereby acknowledges that (a) the DIP Administrative Agent will make available to the DIP Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on a Platform and (b) certain of the DIP Lenders may be “public-side” lenders (i.e., lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their respective securities) (each, a “Public Lender”). The Borrower hereby agrees to review and make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (i) any DIP Loan Documents and notifications of changes of terms of the DIP Loan Documents (including term sheets), (ii) any financial statements delivered pursuant hereto will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Section 12.2 Severability. In the event any provision of or obligation under this Agreement or any other DIP Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.3 Headings. Headings and captions used in this Agreement and all other DIP Loan Documents (including the Exhibits, Schedules and Annexes hereto and thereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

Section 12.4 GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a) THIS AGREEMENT AND EACH OTHER DIP LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION (OR IF THE BANKRUPTCY COURT DOES NOT HAVE OR DOES NOT EXERCISE JURISDICTION, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK) TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY PARTIES HERETO PERTAINING TO THE AGREEMENT OR ANY OF THE OTHER DIP LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

OF THE OTHER DIP LOAN DOCUMENTS; PROVIDED THAT EACH PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED, FURTHER, THAT NOTHING IN THE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE DIP ADMINISTRATIVE AGENT OR ANY DIP LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE DIP COLLATERAL OR ANY OTHER SECURITY FOR THE DIP OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE DIP ADMINISTRATIVE AGENT OR ANY DIP LENDER. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS, AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 12.5 WAIVER OF JURY TRIAL. THE BORROWER, DIP ADMINISTRATIVE AGENT AND EACH DIP LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER DIP LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER, DIP ADMINISTRATIVE AGENT AND EACH DIP LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER DIP LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER, DIP ADMINISTRATIVE AGENT AND EACH DIP LENDER WARRANTS AND REPRESENTS THAT THEY HAVE HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 12.6 NO ORAL AGREEMENTS, ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE UNDER THE BANKRUPTCY CODE. TO PROTECT THE BORROWER, DIP ADMINISTRATIVE AGENT AND DIP LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS REACHED BY THE BORROWER, DIP ADMINISTRATIVE AGENT AND DIP LENDERS CONCERNING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT, THE OTHER DIP LOAN DOCUMENTS, AND THE CHAPTER 11 ORDERS (ONCE ENTERED), WHICH COLLECTIVELY COMPRISE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE BORROWER, DIP ADMINISTRATIVE AGENT AND DIP LENDERS. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN), INCLUDING ALL TERM SHEETS NEGOTIATED AMONG THE PARTIES OR PROPOSED BY ONE OR MORE PARTIES, RELATING TO THE SUBJECT MATTER HEREOF.

Section 12.7 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the applicable Parties.

Section 12.8 No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 12.9 Modification of Prepetition Note Documents. Nothing herein is intended to or shall modify waive or amend any obligations of the Borrower or any DIP Lender under the Prepetition Indenture or the rights, relative priority or interests of the Trustee (on behalf of the Holders) under the Prepetition Indenture.

Section 12.10 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the DIP Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the DIP Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the DIP Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the DIP Administrative Agent and each DIP Lender and their respective successors and permitted assigns.

Section 12.12 USA PATRIOT Act Notification. The DIP Administrative Agent (for itself and not on behalf of any DIP Lender) and each DIP Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the DIP Administrative Agent or such DIP Lender, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

Section 12.13 Incorporation of Chapter 11 Orders by Reference. Each of the Borrower, the DIP Administrative Agent, and the DIP Lenders agrees that any reference contained herein to the Chapter 11 Orders include all terms, conditions, and provisions of such Chapter 11 Order and that the Chapter 11 Order is incorporated herein for all purposes. To the extent there is any inconsistency between the terms of this Agreement and the terms of the Chapter 11 Orders, the terms of the Chapter 11 Orders shall govern.

Section 12.14 Voting Requirements; Amendments and Waivers.

(a) The DIP Administrative Agent shall have all necessary power, right and obligation to take any and all action of the type specified in this Agreement or any other DIP Loan Document as being within the DIP Administrative Agent’s or DIP Lender’s right, powers or discretion, except (i) with respect to a Major Decision, the DIP Administrative Agent shall only act only in accordance with directions from all the DIP Lenders, and (ii) with respect to all other events that under the terms of the DIP Loan Documents expressly require the consent, approval or agreement of the DIP Lenders or Required DIP Lenders, as applicable, the DIP Administrative Agent shall only act in accordance with such terms.

(b) This DIP Facility and the DIP Loan Documents constitute the entire agreement between the Parties hereto, and no modification, waiver, amendment, discharge or change of this DIP Facility or any DIP Loan Document nor any provision hereof or thereof shall be valid unless the same is in writing and signed by the Required DIP Lenders and acknowledged by the DIP Administrative Agent (or executed by the DIP Administrative Agent with the consent of the Required DIP Lenders) and the Borrower; provided that, (a) the DIP Administrative Agent may amend, modify or supplement any provision unless such action expressly requires the consent of the DIP Lenders or Required DIP Lenders or constitutes a Major Decision and (b) no amendment, waiver or consent shall, unless in writing and signed by all the DIP Lenders, do any of the following: (i) reduce the principal of, or interest on, the DIP Loans or any fees due hereunder or any other amount due hereunder or under any other DIP Loan Document; (ii) postpone any date fixed for any payment of principal of, or interest on, the DIP Loans or any fees due hereunder or under any other DIP Loan Document; (iii) release any of the DIP Collateral or subordinate the DIP Liens and DIP Super-priority Claim from their respective priorities as provided hereunder or under the Interim DIP Order or Final DIP Order; (iv) increase the DIP Facility amount; (v) release any guaranty of the DIP Facility; (vi) change the definition of “DIP Lenders” or “Required DIP Lenders” or a requirement for approval thereof; (vii) modify any requirement that all repayments be applied pro rata to the DIP Lenders in this Agreement (vii) advance any New Money Loans after a DIP Event of Default; (viii) permit any payment of prepetition Debt other than as contemplated in the First Day Orders or by this Agreement; (ix) change the amount of the New Money Loan Commitment of any DIP Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment or Default shall constitute a change in the individual New Money Loan Commitment of any DIP Lender); (x) amend or modify the provisions of Section 2.1 hereof concerning the mechanics of making and allocating the Roll-Up Loans; (xi) amend, modify or waive Section 2.14, Sections 7.1(a), (b), (c), (d), (e), (i) or (j), Sections 7.3(a), (e), (g) or (i), or Section 8.7, or (xii) change or seek to change any provisions of the Chapter 11 Orders concerning any of the foregoing (the foregoing items (i) through (xii) are collectively known as “Major Decisions”); and, provided further, that (i) no amendment, waiver or consent shall affect the rights or duties of the DIP Administrative Agent under this Agreement or any DIP Loan Document, unless such amendment, waiver or consent is in writing and is executed by the DIP Administrative Agent in addition to the DIP Lenders whose consent is required as set forth above; and (ii) the terms of the Fee Letter may not be amended or waived other than by a writing executed only by all of the parties thereto.

Section 12.15 Participations and Assignments.

(a) DIP Lender Participations. Any DIP Lender may, without the consent of, or notice to, the DIP Administrative Agent at any time or times and without the Borrower’s consent, grant any participation in its share of the DIP Facility to one or more Persons not an Affiliate of the Borrower (each a “Participant”). In the event of any such grant by a DIP Lender of a participation to a Participant, such DIP Lender shall remain responsible for the performance of its obligations hereunder, and the DIP Administrative Agent shall continue to deal solely and directly with such DIP Lender in connection with such DIP Lender’s rights and obligations hereunder, and the DIP Administrative Agent shall have no obligation to communicate with, give any notice to, make any payment to or take any direction from, any Participant. For the avoidance of doubt, and without limitation, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(g) (it being understood that the documentation required under Section 2.17(g) shall be delivered to the participating DIP Lender)) to the same extent as if it were a DIP Lender; provided that such Participant shall not be entitled to receive any greater payment under Section 2.17, with respect to any participation, than its participating DIP Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each DIP Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the DIP Loans or other obligations under the DIP Loan Documents (the “Participant Register”); provided that no DIP Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments or its other obligations under any DIP Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such DIP Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the DIP Administrative Agent (in its capacity as DIP Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b) DIP Lender Assignments. Any DIP Lender may, with the prior written consent of the DIP Administrative Agent (which consent shall not be (x) unreasonably withheld or delayed or (y) required if the Assignee is a DIP Lender, an Affiliate of a DIP Lender or a Person co-managed by the same management company or advisory firm as a DIP Lender), at any time or times and without the Borrower’s consent, make an assignment of its pro rata share of the DIP Facility to an Eligible Lender (as defined in the Prepetition Note Documents) (such assignment a “DIP Loan Transfer”) not an affiliate of the Borrower (such assignee, an “Assignee”) subject to the following conditions: (i) the Assignee shall execute and deliver to the DIP Administrative Agent, for its approval, acceptance and recording in the Register maintained by the DIP Administrative Agent, an Assignment and Assumption, together with (x) a processing and recordation fee of $5,000 (unless waived by the DIP Administrative Agent in its sole discretion) for the DIP Administrative Agent’s own account (except that (A) no such processing and recordation fee shall be payable in the case of an Assignee which is an Affiliate of the assigning DIP Lender or which is otherwise co-managed by the same management company or advisory firm as the assigning DIP Lender and (B) such processing and recordation fee shall be $3,500 (and not $5,000) in the case of an Assignee which is an existing DIP Lender that is not an Affiliate of the assigning DIP Lender and that is not co-managed by the same management company or advisory firm as the assigning DIP Lender), (y) to the extent such Assignee is not already a DIP Lender, an Administrative Questionnaire, and (z) to the extent such Assignee is not already a DIP Lender, any applicable tax forms required to be provided under this Agreement; (ii) the principal amount of any assigned New Money Loan Commitment shall be not less than all of such DIP Lender’s pro rata share of the DIP Loans; and (iii) each such DIP Loan Transfer shall be to an Eligible Subscriber or its designated affiliate (including funds under common management). Upon such execution, delivery, approval, acceptance and recording, from and after the effective date of such assignment, (1) Assignee thereunder shall be a Party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a DIP Lender hereunder and (2) the assigning DIP Lender thereunder shall to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement arising from and after the date of such assignment. Notwithstanding the foregoing, the DIP Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any DIP Lender or prospective DIP Lender is an Eligible Lender or

Eligible Subscriber (or designated affiliate (including funds under common management) thereof), and may conclusively rely on an Assignment and Assumption that is executed and delivered by an assignee DIP Lender that such assignee DIP Lender is an Eligible Lender or Eligible Subscriber (or designated affiliate (including funds under common management) thereof) or (y) have any liability with respect to or arising out of any assignment of DIP Loans or any other portion of the DIP Facility to a Person that is not an Eligible Lender or Eligible Subscriber (or designated affiliate (including funds under common management) thereof).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the DIP Lenders, and the New Money Loan Commitments of, and principal amounts (and stated interest) of the DIP Loans owing to, each DIP Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the DIP Administrative Agent and the DIP Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a DIP Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any DIP Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Borrower Assignments. The Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each DIP Lender and the DIP Administrative Agent.

Section 12.16 No Fiduciary Duty. The DIP Administrative Agent, each DIP Lender and their respective Affiliates (collectively, the “Lender Affiliated Parties”), may have economic interests that conflict with those of the Borrower, and the Borrower acknowledges and agrees (a) nothing in the DIP Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Affiliated Parties and the Borrower, its stockholders or its Affiliates; (b) the transactions contemplated by the DIP Loan Documents are arms’-length commercial transactions between the Lender Affiliated Parties, on the one hand, and the Borrower, on the other; (c) in connection therewith and with the process leading to such transaction each of the Lender Affiliated Parties is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person; (d) none of the Lender Affiliated Parties has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (regardless of whether any of the Lender Affiliated Parties or any of their respective Affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the DIP Loan Documents; (e) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate; (f) the Borrower is responsible for making its own independent judgment with respect to such transactions and the process leading thereto; and (g) the Borrower will not claim that any of the Lender Affiliated Parties has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

[SIGNATURE PAGES FOLLOW]

(Signature Page to the Debtor in Possession Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an agreement executed under seal, each of the Parties have caused this Agreement to be executed under seal the day and year first above mentioned.

BORROWER:

OREXIGEN THERAPEUTICS, INC.

By:      /s/ Michael A. Narachi

Name: Michael A. Narachi

Title:   President and Chief Executive Officer

By:      /s/ Thomas P. Lynch

Name: Thomas P. Lynch

Title:   EVP, Chief Administrative Officer, General Counsel &

            Secretary

DIP ADMINISTRATIVE AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as DIP Administrative Agent By: Name: Title:

DIP LENDERS:	BAUPOST GROUP SECURITIES, L.L.C. By: /s/ Gregory Ciongoli Name: Gregory Ciongoli Title: Partner

ECOR1 CAPITAL FUND, L.P.

By:      /s/ Oleg Nodelman

Name: Oleg Nodelman

Title:   Managing Director

ECOR1 CAPITAL FUND QUALIFIED, L.P.

By:      /s/ Oleg Nodelman

Name: Oleg Nodelman

Title:   Managing Director

1992 MSF INTERNATIONAL LTD

By: Highbridge Capital Management LLC, as trading manager

By:      /s/ Jason Hempel

Name: Jason Hempel

Title:   Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management LLC, as trading manager

By:      /s/ Jason Hempel

Name: Jason Hempel

Title:   Managing Director

NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

By: UBS O’Connor LLC, its investment advisor

By:      /s/ Jason Workman

Name: Jason Workman

Title:   Assistant General Counsel

By:      /s/ Andrew Martin

Name: Andrew Martin

Title:   Managing Director

2

Schedule 1

DIP Lenders

New Money Loan Commitments

Part A — New Money Loan Commitments

DIP Lender	New Money Loan Commitment	Percentage
Baupost Group Securities, L.L.C.	$21,169,355	60.5%
EcoR1 Capital Fund, L.P.	$915,927	2.6%
EcoR1 Capital Fund Qualified, L.P.	$4,164,718	11.9%
1992 MSF International Ltd	$1,340,726	3.8%
1992 Tactical Credit Master Fund, L.P.	$352,823	1.0%
Nineteen77 Global Multi-Strategy Alpha Master Limited	$7,056,451	20.2%

Total	$35,000,000	100%

Part B — Applicable Percentages

DIP Lender	Applicable Percentage
Baupost Group Securities, L.L.C.	60.5%
EcoR1 Capital Fund, L.P.	2.6%
EcoR1 Capital Fund Qualified, L.P.	11.9%
1992 MSF International Ltd	3.8%
1992 Tactical Credit Master Fund, L.P.	1.0%
Nineteen77 Global Multi-Strategy Alpha Master Limited	20.2%

Total	100%

3

Schedule 2

List of First Day Motions

1.	Motion to Continue Prepetition Cash Management System

2.	Motion to Pay Prepetition Claims of Critical Vendors

3.	Motion to Continue Prepetition Customer Programs

4.	Motion to Continue Employee Related Programs and Pay Prepetition Employee Wages

5.	Motion to Continue Prepetition Insurance Programs

6.	Motion to Obtain Post-Petition Financing

7.	Motion to Pay Prepetition Taxes and Regulatory Fees

8.	Motion to Retain Kurtzman Carson Consultants LLC as Claims and Noticing Agent

9.	Motion to Provide Adequate Protection to Utility Providers

10.	Motion to Establish Notice and Objection Procedures for Transfer of Equity Securities

Schedule 3

Real Property Leases of Borrower

Borrower is a party to that certain Office Lease dated as of December 7, 2007, as amended, concerning the lease of office space in the two buildings located at 3344 and 3366 North Torrey Pines Court, La Jolla, CA 92037, of a total of 29,935 rentable and 27,524 usable square feet divided as follows: 9,628 rentable square feet of space on the first (1st) floor of the 3344 Building [Suite 100]; 12,601 rentable square feet of space on the second (2nd) floor of the 3344 building [Suite 200]; and 7,706 rentable square feet on the third (3rd) floor of the 3366 Building [Suites 301, 310, 320 and 322]. The lease terminates on February 29, 2020.

Schedule 4

Schedule of Intellectual Property

Exhibit A

Initial Budget

[ATTACHED]

A-1

Exhibit B

Form of Notice of Borrowing

_______________, 2018

RE:	Notice of Borrowing under Debtor in Possession Credit and Security Agreement

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.2(c) of the Debtor in Possession Credit and Security Agreement dated                    , 2018 (the “DIP Loan Agreement”), by and among Orexigen Therapeutics, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association, as the DIP Administrative Agent, and each of the DIP Lenders from time to time party thereto (as may be amended from time to time, the “DIP Loan Agreement”).

Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the DIP Loan Agreement.

The Borrower hereby requests a New Money Loan as follows:

Loan Amount Requested:	$___________
Requested Funding Date (which shall be a Business Day):	___________, 2018
Wiring Instructions:	___________

The Borrower hereby certifies that (i) on the date of, and after giving effect to, the New Money Loan requested hereby, no Default or DIP Event of Default has occurred and is continuing; (ii) on the date of, and after giving effect to, the New Money Loan requested hereby, all of the representations and warranties of the Borrower contained in Article 3 of the DIP Loan Agreement are true and correct; (iii) the proceeds of the New Money Loan requested hereby will be used in accordance with the approved Budget, the terms of the DIP Loan Agreement and each Chapter 11 Order that has been entered as of the date hereof; and (iv) all conditions applicable to the making of this New Money Loan set forth in Article 7 of the DIP Loan Agreement have been satisfied.

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be executed and delivered as of the date first written above.

OREXIGEN THERAPEUTICS, INC.

By:
Name: Title:

B-1

Exhibit C

Letter Agreement with Orexigen Therapeutics Ireland Limited

[ATTACHED]

OREXIGEN THERAPEUTICS, INC.

3344 North Torrey Pines Court

Suite 200

La Jolla, CA 92037

March 12, 2018

Orexigen Therapeutics Ireland Limited

2nd Floor

Palmerston House,

Fenian Street

Dublin 2

Ireland

Re:	Asset Dispositions by Orexigen Therapeutics Ireland Limited (“Orexigen Ireland”)

Ladies and Gentlemen:

Reference is hereby made to that certain Debtor in Possession Credit and Security Agreement, dated March 12, 2018 (the “DIP Loan Agreement”), between Orexigen Therapeutics, Inc. (as the “Borrower”), and the DIP Administrative Agent and DIP Lenders named therein. Capitalized terms used and not otherwise defined in this letter (the “Letter Agreement”) shall have the meanings assigned to such terms in the DIP Loan Agreement, a copy of which has been provided to Orexigen Ireland (together with the Borrower, the “Parties” to this Letter Agreement)

Pursuant to Section 2.14(a) of the DIP Loan Agreement, the Borrower has agreed to certain mandatory repayment terms upon any disposition of assets by Orexigen Ireland, for the benefit of the DIP Administrative Agent and the DIP Lenders.

In light of the foregoing, the Parties hereby agree as follows:

1.	Orexigen Ireland shall not sell assets outside the ordinary course of business unless such sale is approved by the Required DIP Lenders in their sole discretion.

2.

Promptly upon, but in no event more than two (2) Business Days after receipt by Orexigen Ireland of net cash proceeds from any disposition of assets of Orexigen Ireland, Orexigen Ireland shall apply 100% of the net cash proceeds so received to repay intercompany debt owing from Orexigen Ireland to the Borrower (such funds the “Loan Repayment Funds”).

3.

Any sale of assets outside the ordinary course of business by Orexigen Ireland shall be for cash, except as may be approved, in writing, by the Required DIP Lenders. Any such sale shall be subject to, and any document respecting such sale shall include a provision requiring the application of the Loan Repayment Funds as set forth in paragraph 1 above and Section 2.14(a) of the DIP Loan Agreement.

4.

Promptly upon receipt by the Borrower of the Loan Repayment Funds, but in no event more than two (2) business days thereafter, the Borrower shall prepay the DIP Obligations in an amount equal to 100% of the Loan Repayment Funds.

5.	The DIP Administrative Agent, for the benefit of the DIP Lenders, is a third-party beneficiary of this Letter Agreement.

6.	This Letter Agreement shall be effective as of the Closing Date (as defined in the DIP Loan Agreement).

7.

No term or provision of the DIP Loan Agreement is amended, waived, modified or supplemented by this Letter Agreement, and each term and provision of the DIP Loan Agreement remains in full force and effect.

8.	This Letter Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the state of New York, without regard to conflicts of law principles.

9.

This Letter Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.

10.

EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION (OR IF THE BANKRUPTCY COURT DOES NOT HAVE OR DOES NOT EXERCISE JURISDICTION, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK) TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY PARTIES HERETO PERTAINING TO THE AGREEMENT OR ANY OF THE OTHER DIP LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DIP LOAN DOCUMENTS; PROVIDED THAT EACH PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT; PROVIDED, FURTHER, THAT NOTHING IN THE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE DIP ADMINISTRATIVE AGENT OR ANY DIP LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE DIP COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE DIP ADMINISTRATIVE AGENT OR ANY DIP LENDER. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS, AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Please sign a counterpart of this Letter Agreement in the place indicated below, whereupon this Letter Agreement shall become a binding agreement.

Very truly yours, OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael A. Narachi
Name:	Michael A. Narachi
Title:	President and Chief Executive Officer

By:	/s/ Thomas P. Lynch
Name: Thomas P. Lynch Title: EVP, Chief Administrative Officer, General Counsel & Secretary

OREXIGEN THERAPEUTICS IRELAND LIMITED

By:	/s/ Thomas P. Lynch
Name: Thomas P. Lynch Title: Director

By:	/s/ Philip N. Roberts
Name: Philip N. Roberts Title: Director

Accepted:

Wilmington Trust, National Association

By:

Name:

Title:

Exhibit D

KEIP/KERP Term Sheet

[ATTACHED]

KEY EMPLOYEE INCENTIVE PLAN TERM SHEET

KEIP Objective

The Orexigen Therapeutics, Inc. Key Employee Incentive Plan (the “KEIP”) is designed to provide incentive payments to certain employees (“Participating Employees”) of Orexigen Therapeutics, Inc. (the “Company”) to encourage the achievement of certain performance targets, and to maximize the value of the estate.

This program, which will cover the Q1-Q4 Fiscal Year 2018 period, is to replace the Company’s pre-petition Q1-Q2 Retention Plan for Participating Employees, as well as replace the normal 2018 annual bonus, any severance arrangements and long-term incentives.

Participating Employees

The Participating Employees are:

•   Michael Narachi, Chief Executive Officer

•   Thomas Cannell, Chief Operating Officer

•   Peter Flynn, Head of Global Development

•   Monica Forbes, Acting Chief Financial Officer

•   Thomas Lynch, Chief Administrative Officer

•   Stephen Moglia, Chief Accounting Officer

Incentives Payments

Operational Incentives

Operational Incentive payments will be measured based on operating disbursements from the cumulative budget through the completion of the bankruptcy process. Only the Acting Chief Financial Officer and the Chief Accounting Officer (“Participating Finance Employees”) are eligible for the Operational Incentives.

Asset Sale Incentives

Asset Sale Incentives will be paid in connection with the sale of the Company’s assets if such sale takes place during Fiscal Year 2018. Such incentives may be offset based on the following: transaction value, asset sale/distribution of proceeds, stalking horse bid price (if applicable), milestones related to the Company’s liquidation, the recovery rate of creditors, and wind down cash flows.

For the Participating Finance Employees, the Operational Incentive will be deducted from the Asset Sale Incentive.

Structure of Payment

Operational Incentives

Participating Finance Employees will receive a one-time payout equal to three-months of their base salary if operating disbursements during the bankruptcy process are no more than 115% of the cumulative budget through the completion of the bankruptcy process.

Asset Sale Incentives

The Asset Sale Incentives will be based on a percentage of the proceeds from the asset sale (whether in one or a series of asset sales and fully-paid up license) (the “Asset Sale Proceeds”) as outlined below. Collectively, the Participating Employees will receive an allocated portion of an aggregate payout equal to a percentage of Asset Sale Proceeds (the “Incentive Payout”). Allocation of the Incentive Payout to individual Participating Employees will be determined by the Company’s Compensation Committee; provided, however, if the Asset Sale Proceeds do not exceed $80 million, the Chief Executive Officer is not eligible to participate in the Incentive Payout, and such Incentive Payout shall be reallocated among the other Participating Employees, as determined by the Compensation Committee.

In the event of the involuntary termination of employment of a Participating Employee by the Company for cause or voluntary termination of employment by a Participating Employee for any reason, the amount of the Incentive Payout allocated for such departing Participating Employee may be reallocated among the other Participating Employees, as determined by the Compensation Committee of the company.

Asset Sale Incentives are uncapped to motivate achievement of maximum sale value.

Asset Sale Proceeds	Incentive Payout
$0 - $40m	0%
$40 - $80m	1%
$80m - $120m	1.5%
$120m - $165m	2.0%
$165m and higher	2.5%

In the event of an asset sale funded in part or in whole by a “credit bid”, the Asset Sale Proceeds will include the portion of the sale proceeds covered by such “credit bid”.

Effect of Termination of Employment

Upon the involuntary termination of employment of a Participating Employee by the Company for cause or voluntary termination of employment by an Participating Employee for any reason, the right to any amounts under the KEIP that may be owed to such Participating Employee will be forfeited on the date of such employment termination and such Participating Employee will have no further rights under the KEIP.

Upon the involuntary termination of employment of a Participating Employee without cause, the Participating Employee will be paid pro-rata based on actual performance during the measurement period and for death and disability. If an asset sale is to occur within 12 weeks of the Participating Employee’s involuntary termination without cause, the Participating Employee is eligible to receive what they should have received if still employed at the time of the asset sale.

Performance Measurement Period

Operational Incentive:

Operational Incentive payments will be measured based on operating disbursements from the cumulative budget through the completion of the bankruptcy process.

Asset Sale Incentive:

Covers asset sale for Fiscal Year 2018 Q1 through Q4 period.

Payout Period	Operational Incentive is paid out upon the end of the bankruptcy process. Asset Sale Incentive is paid out on close of the asset sale.

KEY EMPLOYEE RETENTION PLAN TERM SHEET

KERP Objective

The Orexigen Therapeutics, Inc. Key Employee Retention Plan (the “KERP”) is designed to retain key employees (“Non-Insiders”) of Orexigen Therapeutics, Inc. (the “Company”) in their current roles over the near term while providing them with financial stability.

Currently, the Company’s pre-petition Q1-Q2 incentive plan will be cancelled, which would leave Non-Insiders with a base salary as their only means of compensation. This program, which covers the Q1-Q4 Fiscal Year 2018 period, is designed to bring the Non-Insiders’ compensation closer to market by providing guaranteed pay contingent upon remaining employed through the vesting period.

Participating Employees	Participating employees will include approximately 66 Non-Insiders employed by the Company, as determined by the Chief Executive Officer of the Company.

Timing of Payments	Payments will be available to Non-Insiders from the implementation of the KERP until the Company sells its assets or emerges from bankruptcy (the “Vesting Period”).

Payments

The collective funds reserved for the KERP will not exceed $3,115,000 (“Collective Funds”).

Non-Insiders will be able to obtain an amount equal to three-months of the Non-Insider’s base salary.

In the event of the involuntary termination of employment of a Non-Insider by the Company for cause or voluntary termination of employment by a Non-Insider for any reason, the amount of the Collective Funds allocated for such departing Non-Insider may be allocated to another Non-Insider(s), as determined by the Chief Executive Officer of the Company.

Structure of Payment	The amount of payment received by each of the Non-Insiders will be based solely on their employment with the Company. No other performance metrics will be included.

Effect of Termination of Employment	Award will be forfeited if a Non-Insider resigns voluntarily or is terminated for cause. Awards would be 100% paid for involuntary termination without cause during the Vesting Period.

Exhibit E

ADMINISTRATIVE QUESTIONNAIRE

Deal Name:	Orexigen Therapeutics, Inc.
Agent Address:	Wilmington Trust, N.A	Return To:	Loan Agency Middle Admin
	50 South Sixth Street	Phone:	612-217-5649
	Suite 1290	Fax:	612-217-5651
	Minneapolis, MN 55402	E-mail:	LoanAgency@WilmingtonTrust.com

LENDER INFORMATION:

Legal Name of Lender:
Legal Address:
Fund Manager:

ADMINISTRATIVE/OPERATIONS/NOTICES CONTACTS:

	Primary Contact	Secondary Contact
Name:
Company:
Title:
Address:
Phone:
Fax:
E-Mail Address:

CREDIT CONTACTS:

	Primary Contact	Secondary Contact
Name:
Company:
Title:
Address:
Phone:

Fax:
E-Mail Address:

INTRALINKS CONTACTS:

Name:
Phone:
E-mail Address:
Name:
Phone:
E-mail Address:
Name:
Phone:
E-mail Address:

DOMESTIC WIRE INSTRUCTIONS:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:

FOREIGN WIRE INSTRUCTIONS:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:

Attention:
Reference:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

TAX FORM PROVIDED:

W-9         ☐

W-8BEN ☐

W-8IMY ☐

W-8ECI  ☐

W-8EXP ☐

Other      ☐

Exhibit F

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (“Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor: ______________________________

2. Assignee: ______________________________ [and is an Affiliate of [identify Lender]]

3. Borrower: Orexigen Therapeutics, Inc., a Delaware corporation (the “Borrower”)

4. DIP Administrative Agent: Wilmington Trust, National Association, as the DIP Administrative Agent (the “Administrative Agent”)

5. Credit Agreement: The Debtor In Possession Credit Agreement dated as of March 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”) among the Borrower, the DIP Lenders from time to time party thereto and the DIP Administrative Agent.

6. Assigned Interest:

Assignor[s][1]	Assignee[s][2]	Aggregate New Money Loan Commitments for all Lenders[3]		Aggregate Amount of DIP Loans for all Lenders	Amount of New Money Loan Commitments Assigned[4]		Amount of DIP Loans Assigned	Applicable Percentage of Aggregate New Money Loan Commitments/ DIP Loans Assigned[5]
		$	____________		$	______		_________	%
		$	____________		$	______		_________	%

[7. Trade Date: __________________]6

Effective Date: __________________, 20__7

[1]	List each Assignor, as appropriate.
[2]	List each Assignee, as appropriate.
[3]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[4]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[5]	Set forth, to at least 9 decimals, as a percentage of the New Money Loan Commitments/DIP Loans of all DIP Lenders thereunder.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[7]	To be inserted by the Administrative Agent and which shall be the Effective Date of recordation of transfer in the Register therefor.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]8 Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as DIP Administrative Agent

By:
Name:
Title:

[8]	To be added when the consent of the DIP Administrative Agent is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other DIP Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DP Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any DIP Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any DIP Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a DIP Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Lender and Eligible Subscriber (or its designated affiliate (including funds under common management)) under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a DIP Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a DIP Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the DIP Administrative Agent or any DIP Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the DIP Administrative Agent, the Assignor or any other DIP Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the DIP Loan Documents are required to be performed by it as a DIP Lender.

2. Payments. From and after the Effective Date, the DIP Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit and Security Agreement dated                    , 2018 (the “Credit Agreement”), by and among Orexigen Therapeutics, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association, as the DIP Administrative Agent, and each of the DIP Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the DIP Loan(s) (as well as any DIP Lender Note(s) evidencing such DIP Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986 and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code of 1986.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF DIP LENDER]
By:
Name:
Title:

Date: ________ __, 20[    ]

G-1-1

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit and Security Agreement dated                     , 2018 (the “Credit Agreement”), by and among Orexigen Therapeutics, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association, as the DIP Administrative Agent, and each of the DIP Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986 and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code of 1986.

The undersigned has furnished its participating DIP Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such DIP Lender and (2) the undersigned shall have at all times furnished such DIP Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]

G-2-1

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit and Security Agreement dated                     , 2018 (the “Credit Agreement”), by and among Orexigen Therapeutics, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association, as the DIP Administrative Agent, and each of the DIP Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code of 1986.

The undersigned has furnished its participating DIP Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such DIP Lender in writing, and (2) the undersigned shall have at all times furnished such DIP Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[    ]

G-3-1

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Debtor in Possession Credit and Security Agreement dated                     , 2018 (the “Credit Agreement”), by and among Orexigen Therapeutics, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association, as the DIP Administrative Agent, and each of the DIP Lenders from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the DIP Loan(s) (as well as any DIP Lender Note(s) evidencing such DIP Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such DIP Loan(s) (as well as any DIP Lender Note(s) evidencing such DIP Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other DIP Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986 and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code of 1986.

The undersigned has furnished the DIP Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the DIP Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the DIP Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF DIP LENDER]

By:
Name:
Title:

Date: ________ __, 20[    ]

G-4-1